                                                                 Exhibit 10.3.16

                              SCE STANDARD CONTRACT

                            LONG TERM POWER PURCHASE

                             POWER PURCHASE CONTRACT

                                     BETWEEN

                       SOUTHERN CALIFORNIA EDISON COMPANY

                                       AND

                            SANTA FE GEOTHERMAL, INC.

                                  (CASA DIABLO)

                                10 MW NAME PLATE
                                NEW FACILITY GIII

                                               DOCUMENT NO.: 2430H
                                               EFFECTIVE DATE: September 7, 1983
                                               REVISED:  May 4, 1984

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

                                TABLE OF CONTENTS
                                -----------------

SECTION        TITLE                                                       PAGE
-------        -----                                                       ----

1              PROJECT SUMMARY                                               1

                          GENERAL TERMS & CONDITIONS

2              DEFINITIONS                                                   2

3              TERM                                                          9

4              GENERATING FACILITY                                           9

5              OPERATING OPTIONS                                            20

6              INTERCONNECTION FACILITIES                                   22

7              ELECTRIC LINES AND ASSOCIATED EASEMENTS                      24

8              METERING                                                     25

9              POWER PURCHASE PROVISIONS                                    27

10             PAYMENT AND BILLING PROVISIONS                               48

11             TAXES                                                        52

12             TERMINATION                                                  53

13             LIABILITY                                                    53

14             INSURANCE                                                    55

15             UNCONTROLLABLE FORCES                                        58

16             NONDEDICATION OF FACILITIES                                  60

17             PRIORITY OF DOCUMENTS                                        60

18             NOTICES AND CORRESPONDENCE                                   60

19             PREVIOUS COMMUNICATIONS                                      61

20             NONWAIVER                                                    61

21             SUCCESSORS AND ASSIGNS                                       62

22             EFFECT OF SECTION HEADINGS                                   62

23             GOVERNING LAW                                                62

24             MULTIPLE ORIGINALS                                           63

               SIGNATURES                                                   63

1. PROJECT SUMMARY
   ---------------

         This Contract is entered into between Southern California Edison
Company ("Edison") and Santa Fe Geothermal, Inc. ("Seller"). Seller is willing to construct, own, and operate a Qualifying Facility and sell electric power to
Edison and Edison is willing to purchase electric power delivered by Seller to
Edison at the Point of Interconnection pursuant to the terms and conditions set forth as follows:

         1.1 All notices shall be sent to Seller at the following address:

         Santa Fe Geothermal, Inc.
         5001 East Commerce Center Drive
         Bakersfield, CA 93309

         1.2 Seller's Generating Facility:

             a. Nameplate Rating: 10,000 kW.

             b. Location: Section 9, T35, R28E, MDBM

             c. Type (Check One):

                N/A Cogeneration Facility
                ---

                 X  Small Power Production Facility
                ---

             d. Delivery of power to Edison at a nominal 33,000 volts.

             e. Seller shall commence construction of the Generating Facility by
                1987.

             1.3 Edison Customer Service District;

             Bishop District
             374 Lagoon Street
             Bishop, CA 93514

             1.4 Location of Edison Operating Switching Center:

             Bishop Hydro Division
             Control Substation, Route 1
             Bishop, CA 93514

             1.5 Contract Capacity: 10,000 kW

                  1.5.1 Estimated as-available capacity: 0 kW.

             1.6 Expected annual production: 74,460,000 kWh.

             1.7 Expected Firm Operation for each generating unit(s): January
                 1988

             1.8 Contract Term: 30 years

             1.9 Operating Options pursuant to Section 5: (Check One)

                    N/A    Operating Option I. Entire Generator output
                    ---    dedicated to Edison. No electric service or
                           standby service required.

                    N/A    Operating Option II. Entire Generator output
                    ---    dedicated to Edison with separate electric
                           service required.

                           a.  Electric service Tariff Schedule No. ____
                               pursuant to Section 10.2.

                           b.  Contact demand: ____ kW.

                    X      Operating Option III. Excess generator output
                           dedicated to Edison with Seller serving own load.

                           a.  Electric service Tariff Schedule No. TOG-8
                               pursuant to Section 10.2.

                           b.  Contract demand: 1,500 kW.

                           c.  Standby Demand: 1,500 kW pursuant to Section
                               10.2.

                           d.  Maximum electrical requirements expected: 1,500
                               kW.

                           e.  Standby electric service Tariff Schedule No.
                               SCG-l pursuant to Section 10.2.

                           f.  Minimum monthly charge for standby service: N/A.
                                                                           ---

         l.10 Interconnection Facilities Agreement pursuant to Section 6 shall be: (Check One)

                    N/A    - Added Facilities Basis (Appendix A.1)
                    ---

                    X      - Capital Contribution Basis (Appendix A.2)
                    ---

                    N/A    - Seller Owned and Operated Basis (Appendix A.3)
                    ---

         1.11 The Capacity Payment Option selected by Seller pursuant to Section
9.1 shall be: (Check One)

                    N/A    Option A - As-available capacity based upon:
                    ---
                           N/A   Standard Offer No. 1 Capacity Payment Schedule,
                           ---   or

                           N/A   Forecast of Annual As-Available Capacity
                           ---   Payment Schedule. The as-available capacity
                                 price (first year): $_______/kW-yr. (Appendix
                                 B)

                    X      Option B - Firm Capacity (check one)
                    ---
                           X     Standard Offer No. 2 Capacity Payment Schedule
                           ---   in effect at time of Contract execution.

                           N/A   Standard Offer No. 2 Capacity Payment Schedule
                           ---   in effect at time of Firm Operation of first
                                 generating unit.

                           Contract Capacity Price: $165/kW-yr. (Firm Capacity).

         1.12 The Energy Payment Option selected by Seller pursuant to Section
9.2 shall be: (Check One)

                    X      Option 1 - Forecast of Annual Marginal Cost of Energy
                    ---    in effect at date of execution of this Contract.
                           (Appendix C)

                    N/A    Option 2 - Levelized Forecast of Marginal Cost of
                    ---    Energy in effect at date of execution of this
                           Contract. Levelized Forecast for the expected date of
                           Firm Operation is _____(cent)/kWh. If Seller's
                           Generating Facility is an oil/natural gas fueled
                           cogenerator. Seller may not select Option 2.

                           For the energy payment refund pursuant to Section 9.5
                           under Option 2, Edison's Incremental Cost of Capital
                           is ____%.

                           Seller may change once between Options 1 and 2,
                           provided Seller delivers written notice of such
                           change at least 90 days prior to the date of Firm
                           Operation.

                           For option 1 or 2, Seller elects to receive the
                           following percentages in 20% increments, the total of
                           which shall equal 100%:

                           100   Percent of Forecast of Marginal Cost of Energy
                           ---   (Annual or Levelized), not to exceed 20% of the
                                 annual forecast for oil/natural gas fueled
                                 cogenerators, and

                           0     Percent of Edison's published avoided cost of
                           ---   energy based on Edison's full avoided operating
                                 costs as updated periodically and accepted by
                                 the Commission.

                    N/A    Option 3 - Incremental Energy Rate. Seller may
                    ---    select:

                           N/A   Forecast of Incremental Energy Rate in effect
                           ---   at date of execution of this Contract (Appendix
                                 D),

                                                     or

                           N/A   A range in increments of 100 Btu/kWh above and
                           ---   below the forecast of incremental energy rates
                                 for each year during the First Period of the
                                 Contract Term as follows:

                           Year     Range      Year      Range     Year    Range

                           ----     -----      ----      -----     ----    -----

                           ----     -----      ----      -----     ----    -----

                           ----     -----      ----      -----     ----    -----

                           ----     -----      ----      -----     ----    -----

         1.13 Metering Location (Check one)

                    Seller elects metering location pursuant to Section 8 as
                    follows:

                    X      Edison's side of the Interconnection Facilities
                    ---

                    N/A    Seller's side of the Interconnection Facilities. Loss
                    ---    compensation factor is equal to ______, pursuant to
                           Section 8.3.

                           GENERAL TERMS & CONDITIONS

2. DEFINITIONS
   -----------

         When used with initial capitalizations, whether in the singular or in the plural, the following terms shall have the following meanings:

         2.1 Adjusted Capacity Price: The $/kW-yr capacity purchase price based on the Capacity Payment Schedule in effect at time of Contract execution for the time period beginning on the date of Firm Operation for the first generating unit and ending on the date of termination or reduction of Contract Capacity under Capacity Payment Option B.

         2.2 Appendix A.l: Interconnection Facilities Agreement -- Added
Facilities Basis

         2.3 Appendix A.2: Interconnection Facilities Agreement -- Capital
Contribution Basis

         2.4 Appendix A.3: Interconnection Facilities Agreement -- Seller Owned
and Operated Basis

         2.5 Appendix B: Forecast of Annual As Available Capacity Payment
Schedule

         2.6 Appendix C: Forecast of Annual Marginal Cost of Energy

         2.7 Appendix D: Forecast of Incremental Energy Rates.

         2.8 Capacity Payment Schedule(s): Published capacity payment schedule(s) as authorized by the Commission for as-available or firm capacity.

         2.9 Commission: The Public Utilities Commission of the State of
California.

         2.10 Contract: This document and Appendices, as amended from time to time.

         2.11 Contract Capacity: The electric power producing capability at the
Generating Facility which is committed to Edison.

         2.12 Contract Capacity Price: The capacity purchase price from the
Capacity Payment Schedule approved by the Commission for Capacity Payment Option
B.

         2.13 Contract Term: Period in years commencing with date of Firm
Operation for the first generating unit(s) during which Edison shall purchase electric power from Seller.

         2.14 Current Capacity Price: The $/kW-yr capacity price provided in the
Capacity Payment Schedule determined by the year of termination or reduction of
Contract Capacity and the number of years from such termination or reduction to the expiration of the Contract Term for Capacity Payment Option B.

         2.15 Edison: The Southern California Edison Company.

         2.16 Edison Electric System Integrity: The state of operation of
Edison's electric system in a manner which is deemed to minimize the risk of injury to persons and/or property and enables Edison to provide adequate and reliable electric service to its customers.

         2.17 Emergency: A condition or situation which in Edison's sole judgment affects Edison Electric System Integrity.

         2.18 Energy: Kilowatthours generated by the Generating Facility which are purchased by Edison at the Point of Interconnection.

         2.19 Firm Operation: The date agreed on by the Parties on which each generating unit(s) of the Generating Facility is determined to be a reliable source of generation and on which such unit can be reasonably expected to operate continuously at its effective rating (expressed in kW).

         2.20 First Period: The period of the Contract Term specified in Section
3.1.

         2.21 Forced Outage: Any outage other than a scheduled outage of the
Generating Facility that fully or partially curtails its electrical output.

         2.22 Generation Facility: All of Seller's generators, together with all protective and other associated equipment and improvements, necessary to produce electrical power at Seller's Facility excluding associated land, land rights, and interests in land.

         2.23 Generator: The generator(s) and associated prime mover(s), which are a part of the Generating Facility.

         2.24 Interconnection Facilities: Those protection, metering, electric line(s), and other facilities required in Edison's sole judgment to permit an electrical interface between Edison's system and the Generating Facility in accordance with Edison's Tariff Rule No. 21 titled Cogeneration and Small Power
Production Interconnection Standards filed with the Commission.

         2.25 Interconnection Facilities Agreement: That document which is specified in Section 1.10 and is attached hereto.

         2.26 KVAR: Reactive kilovolt-ampere, a unit of measure of reactive power.

         2.27 Operate: To provide the engineering, purchasing, repair, supervision, training, inspection, testing, protection, operation, use, management, replacement, retirement, reconstruction, and maintenance of and for the Generating Facility in accordance with applicable California utility standards and good engineering practices.

         2.28 Operating Representatives: Individual(s) appointed by each Party for the purpose of securing effective cooperation and interchange of information between the Parties in connection with administration and technical matters related to this Contract.

         2.29 Parties: Edison and Seller.

         2.30 Party: Edison or Seller.

         2.31 Peak Months: Those months which the Edison annual system peak demand could occur. Currently, but subject to change with notice, the peak months for the Edison system are June, July, August, and September.

         2.32 Point of Interconnection: The point where the transfer of electrical energy between Edison and Seller takes place.

         2.33 Project: The Generating Facility and Interconnection Facilities
required to permit operation of Seller's Generator in parallel with Edison's electric system.

         2.34 Protective Apparatus: That equipment and apparatus installed by
Seller and/or Edison pursuant to Section 4.2.

         2.35 Qualifying Faculty: Cogeneration or Small Power Production
Facility which meets the criteria as defined in Title 18, Code of Federal
Regulations, Section 292.201 through 292.207.

         2.36 Second Period: The period of the Contract Term specified in
Section 3.2.

         2.37 Seller: The Party identified in Section 1.0.

         2.38 Seller's Facility: The premises and equipment of Seller located as specified in Section 1.2.

         2.39 Small Power Production Facility: The facilities and equipment which use biomass, waste, or renewable resources, including wind, solar, geothermal, and water, to produce electrical energy as defined in Title 18, Code of Federal Regulations, Section 292.201 through 292.207.

                                       10

         2.40 Standby Demand: Seller's electrical load requirement that Edison is expected to serve when Seller's Generating Facility is not available.

         2.41 Summer Period: Defined in Edison's Tariff Schedule No. TOU-8 as
now in effect or as may hereafter be authorized by the Commission.

         2.42 Tariff Schedule No. TOU-8: Edison's time-of-use energy tariff for electric service exceeding 500 kW, as now in effect or as may hereafter be authorized by the Commission.

         2.43 Uncontrollable Forces: Any occurrence beyond the control of a
Party which causes that Party to be unable to perform its obligations hereunder and which a Party has been unable to overcome by the exercise of due diligence, including but not limited to flood, drought, earthquake, storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strike, labor dispute, action or inaction of legislative, judicial, or regulatory agencies, or other proper authority, which may conflict with the terms of this Contract, or failure, threat of failure or sabotage of facilities which have been maintained in accordance with good engineering and operating practices in California.

         2.44 Winter Period: Defined in Edison's Tariff Schedule No. TOU-8 as
now in effect or as may hereafter be authorized by the Commission.

         3. TERM
            ----

         This Contract shall be effective upon execution by the Parties and shall remain effective until either Party gives 90 days prior written notice of termination to the other Party, except that such notice of termination shall not be effective to terminate this Contract prior to expiration of the Contract Term specified in Section 1.8.

         3.1 The First Period of the Contract Term shall commence upon date of
Firm Operation but not later than five years from the date of execution of this
Contract.

         a.  If the Contract Term specified in Section 1.8 is 15 years, the
             First Period of the Contract Term shall be for five years.

         b.  If the Contract Term specified in Section 1.8 is 20, 25, or 30 years, the First Period of the Contract Term shall be for 10 years.

         3.2 The Second Period of the Contract Term shall commence upon expiration of the First Period and shall continue for the remainder of the
Contract Term.

                                       11

4. GENERATING FACILITY
   -------------------

         4.1 Ownership

         The Generating Facility shall be owned by Seller.

         4.2 Design

                  4.2.1 Seller, at no cost to Edison, shall:

                        a.  Design the Generating Facility.

                        b.  Acquire all permits and other approvals necessary
                            for the construction, operation, and maintenance of
                            the Generating Facility.

                        c.  Complete all environmental impact studies necessary
                            for the construction, operation, and maintenance of
                            the Generating Facility.

                        d.  Furnish and install the relays, meters, power
                            circuit breakers, synchronizer, and other control
                            and Protective Apparatus as shall be agreed to by
                            the Parties as being necessary for proper and safe
                            operation of the Project in parallel with Edison's
                            electric system.

                  4.2.2 Edison shall have the right to:

                        a.  Review the design of the Generating Facility's
                            electrical system and the Seller's Interconnection
                            Facilities. Such review may include, but not be
                            limited to, the Generator, governor, excitation
                            system, synchronizing equipment, protective relays,
                            and neutral grounding.

                            The Seller shall be notified in writing of the
                            outcome of the Edison review within 30 days of the
                            receipt of all specifications for both the
                            Generating Facility and the Interconnection
                            Facilities. Any flaws perceived by Edison in the
                            design shall be described in Edison's written
                            notice.

                        b.  Request modifications to the design of the
                            Generating Facility's electrical system and the
                            Interconnection Facilities. Such modifications shall
                            be required if necessary to maintain Edison

                                       12

                            Electric System Integrity when in parallel with the
                            Edison electric system.

         4.2.3 If Seller's Generating Facility includes an induction-type generator(s), Seller shall provide individual power factor correction capacitors for each such generator. Such capacitors shall be switched on and off simultaneously with each of the associated induction-type generator(s) of the
Generating Facility. The KVAR rating of such capacitors shall be the highest standard value which will not exceed such generators no-load KVAR requirement.
Seller shall not install power factor correction in excess of that required by this Section unless agreed to in writing by the Parties.

         4.3 Construction

         Edison shall have the right to review, consult with, and make recommendations regarding Seller's construction schedule and to monitor the construction and start-up of the Project. Seller shall notify Edison, at least one year prior to Firm Operation, of changes in Seller's Construction Schedule which may affect the date of Firm Operation.

         4.4 Operation

               4.4.1 The Generating Facility and Seller's Protective Apparatus
shall be operated and maintained in accordance with applicable California utility industry standards and good engineering practices with respect to synchronizing, voltage and reactive power control. Edison shall have the right to monitor operation of the Project and may require changes in Seller's method of operation if such changes are necessary, in Edison's sole judgment, to maintain Edison Electric System Integrity.

               4.4.2 Seller shall notify in writing Edison's Operating
Representative at least 14 days prior to:

                    a.   the initial testing of Seller's Protective Apparatus;
                         and

                    b.   the initial parallel operation of Seller's Generators
                         with Edison's electrical system.

                    Edison shall have the right to have a representative present at each event.

               4.4.3 Edison shall have the right to require Seller to disconnect the Generator from the Edison electric system or to reduce the electrical output from the Generator into the Edison electric system, whenever Edison determines, in its sole judgment, that such a disconnection is necessary to facilitate maintenance of Edison's facilities, or to maintain Edison Electric System
Integrity. If Edison requires Seller to disconnect the

                                       13

Generator from the Edison electric system pursuant to this Section 4.4.3, Seller shall have the right to continue to serve its total electrical requirements provided Seller has elected Operating Option III. Each Party shall endeavor to correct, within a reasonable period, the condition on its system which necessitates the disconnection or the reduction of electrical output. The duration of the disconnection or the reduction In electrical output shall be limited to the period of time such a condition exists.

               4.4.4 The Generating Facility shall be operated with all of
Seller's Protective Apparatus in service whenever the Generator is connected to or is operated in parallel with the Edison electric system. Any deviation for brief periods of emergency or maintenance shall only be by agreement of the
Parties.

               4.4.5 Each Party shall keep the other Party's Operating
Representative informed as to the operating schedule of their respective facilities affecting each other's operation hereunder, including any reduction in Contract Capacity availability. In addition, Seller shall provide Edison with reasonable advance notice regarding its scheduled outages including any reduction in Contract Capacity availability. Reasonable advance notice is as follows:

                     SCHEDULED OUTAGE                        ADVICE NOTICE TO
                    EXPECTED DURATION                             EDISON
                    -----------------                             ------
  Less than one day                                             24 Hours

  One day or more (except major overhauls)                      1 Week

           Major overhaul                                       6 Months

               4.4.6 Notification by each Party's Operating Representative of outage date and duration should be directed to the other Party's Operating
Representative by telephone.

               4.4.7 Seller shall not schedule major overhauls during Peak
Months.

               4.4.8 Seller shall maintain in operating log at Seller's Facility with records of: real and reactive power production; changes in operating status, outages, Protective Apparatus operations; and any unusual conditions found during inspections. Changes in setting shall also be logged for Generators which are "block-loaded" to a specific kW capacity. In addition, Seller shall maintain records applicable to the Generating Facility, including the electrical characteristics of the Generator and settings or adjustments of the Generator control equipment and protective devices. Information maintained pursuant to this Section 4.4.8 shall be provided to Edison, within 30 days of Edison's request.

                                       14

               4.4.9 If, at any time, Edison doubts the integrity of any of
Seller's Protective Apparatus and believes that such loss of integrity would impair the Edison Electric System Integrity, Seller shall demonstrate, to
Edison's satisfaction, the correct calibration and operation of the equipment in question.

               4.4.10 Seller shall test all protective devices specified in
Section 4.2 with qualified Edison personnel present at intervals not to exceed four years.

               4.4.11 Seller shall, to the extent possible, provide reactive power for its own requirements, and where applicable, the reactive power losses of interfacing transformers. Seller shall not deliver excess reactive power to
Edison unless otherwise agreed upon between the Parties.

               4.4.12 Seller warrants that the Generating Facility meets the requirements of a Qualifying Facility as of the effective date of this Contract and continuing through the Contract Term.

               4.4.13 The Seller warrants that the Generating Facility shall at all times conform to all applicable laws and regulations. Seller shall obtain and maintain any governmental authorizations and permits for the continued
operation of the Generating Facility. If at any time Seller does not hold such authorizations and permits, Seller agrees to reimburse Edison for any loss which
Edison incurs as a result of the Seller's failure to maintain governmental authorization and permits.

               4.4.14 At Edison's request, Seller shall make all reasonable effort to deliver power at an average rate of delivery at least equal to the
Contract Capacity during periods of Emergency. In the event that the Seller has previously scheduled an outage coincident with an Emergency, Seller shall make all reasonable efforts to reschedule the outage. The notification periods listed in Section 4.4.5 shall be waived by Edison if Seller reschedules the outage.

               4.4.15 Seller shall demonstrate the ability to provide Edison the specified Contract Capacity within 30 days of the date of Firm Operation.
Thereafter, at least once per year at Edison's request, Seller shall demonstrate the ability to provide Contract Capacity for a reasonable period of time as required by Edison. Seller's demonstration of Contract Capacity shall be at
Seller's expense and conducted at a time and pursuant to procedures mutually agreed upon by the Parties. If Seller fails to demonstrate the ability to provide the Contract Capacity, the Contract Capacity shall be reduced by agreement of the Parties pursuant to Section 9.1.2.5.

                                       15

         4.5 Maintenance

               4.5.l Seller shall maintain the Generating Facility in accordance with applicable California utility industry standards and good engineering and operating practices. Edison shall have the right to monitor such maintenance of the Generating Facility. Seller shall maintain and deliver a maintenance record of the Generating Facility to Edison's Operating Representatives upon request.

               4.5.2 Seller shall make a reasonable effort to schedule routine maintenance during Off-Peak Months. Outages for scheduled maintenance shall not exceed a total of 30 peak hours for the Peak Months.

               4.5.3 The allowance for scheduled maintenance is as follows:

                    a.   Outage periods for scheduled maintenance shall not
                         exceed 840 hours (35 days) in any 12-month period. This
                         allowance may be used in increments of an hour or
                         longer on a consecutive or nonconsecutive basis.

                    b.   Seller may accumulate unused maintenance hours on a
                         year-to-year basis up to a maximum of 1,080 hours (45
                         days). This accrued time must be used consecutively and
                         only for major overhauls.

         4.6. Any review by Edison of the design, construction, operation, or maintenance of the Project is solely for the information of Edison. By making such review, Edison makes no representation as to the economic and technical feasibility, operational capability, or reliability of the Project. Seller shall in no way represent to any third party that any such review by Edison of the
Project, including, but not limited to, any review of the design, construction, operation, or maintenance of the Project by Edison, is a representation by
Edison as to the economic and technical feasibility, operational capability, or reliability of said facilities. Seller is solely responsible for economic and technical feasibility, operational capability, and reliability thereof.

5. OPERATING OPTIONS
   -----------------

         5.1 Seller shall elect in Section 1.9 to Operate its Generating
Facility in parallel with Edison's electric system pursuant to one of the following options:

               a.   Operating Option I: Seller dedicates the entire Generator
                    output to Edison with no electrical service required from
                    Edison.

                                       16

               b.   Operating Option II: Seller dedicates the entire Generator output to Edison with electrical service required from
                    Edison.

               c.   Operating Option III: Seller dedicates to Edison only that portion of the Generator output in excess of Seller's
                    electrical service requirements. As much as practicable,
                    Seller intends to serve its electrical requirements from the
                    Generator output and will require electrical standby from
                    Edison as designated in Section 1.9.

         5.2 After expiration of the First Period of the Contract Term, Seller may change the Operating Option, but not more than once per year upon at least
90 days prior written notice to Edison. A reduction in Contract Capacity as a result of a change in operating options shall be subject to Section 9.1.2.5.
Edison shall not be required to remove or reserve capacity of Interconnection
Facilities made idle by a change in operating options. Edison may dedicate any such idle Interconnection Facilities at any time to serve other customers or to interconnect with other electric power sources. Edison shall process requests for changes of operating option in the chronological order received.

         5.2.1 When the Seller wishes to reserve Interconnection Facilities paid for by the Seller but idled by a change in operation option, Edison shall impose a special facilities charge related to the operation and maintenance of the
Interconnection Facility. When the Seller no longer needs said facilities for which it has paid, the Seller shall receive credit for the net salvage value of the Interconnection Facilities dedicated to Edison's use. If Edison is able to make use of these facilities to serve other customers, the Seller shall receive the fair market value of the facilities determined as of the date the Seller either decides no longer to use said facilities or fails to pay the required maintenance fee.

6.  INTERCONNECTION FACILITIES
    --------------------------

         6.1 The Parties shall execute an Interconnection Facilities Agreement selected by Seller in Section 1.10, covering the design, installation, operation and maintenance of the Interconnection Facilities required in Edison's sole judgment, to permit an electrical interface between the Parties pursuant to
Edison's Tariff Rule No. 21.

         6.2 The cost for the Interconnection Facilities set forth in the appendices specified in Section 1.10, are estimates only for Seller's information and will be adjusted to reflect recorded costs after installation is complete; except that, upon Seller's written request to Edison, Edison shall provide a binding estimate which shall be the basis for the Interconnection
Facilities cost in the Interconnection Facilities Agreement executed by the
Parties.

                                       17

         6.3 The nature of the Interconnection Facilities and the Point of
Interconnection shall be set forth either by equipment lists or appropriate one-line diagrams and shall be attached to the appropriate appendix specified in
Section 1.10.

         6.4 The design, installation, operation, maintenance, and modifications of the Interconnection Facilities shall be a Sellers expense.

         6.5 Seller shall not commence parallel operation of the Generating
Facility until written approval for operation of the Interconnection Facilities has been received from Edison. The Seller shall notify Edison at least forty-five days prior to the initial energizing of the Point of Interconnection.
Edison shall have the right to inspect the Interconnection Facilities within thirty days of receipt of such notice. If the facilities do not pass Edison's inspection, Edison shall provide in writing the reasons for this failure within five days of the inspection.

         6.6 Seller, at no cost to Edison, shall acquire all permits and approvals and complete all environmental impact studies necessary for the design, installation, operation, and maintenance of the Interconnection
Facilities.

7. ELECTRIC LINES AND ASSOCIATED EASEMENTS
   ---------------------------------------

         7.1 Edison shall, as it deems necessary or desirable, build electric lines, facilities and other equipment, both overhead and underground, on and off
Seller's Facility, for the purpose of effecting the agreements contained in this
Contract. The physical location of such electric lines, facilities and other equipment on Seller's Facility shall be determined by agreement of the Parties.

         7.2 Seller shall reimburse Edison for the cost of acquiring property rights off Sellers's Facility required by Edison to meet its obligations under this Contract.

         7.3 Seller shall grant to Edison, without cost to Edison, and by an instrument of conveyance, acceptable to Edison, rights of way, easements and other property interests necessary to construct, reconstruct, use, maintain, alter, add to, enlarge, repair, replace, inspect and remove, at any time, the electric lines, facilities or other equipment, both overhead and underground, which are required by Edison to effect the agreements contained in the Contract.
Seller shall also provide the rights of ingress and egress at all reasonable times necessary for Edison to perform the activities contemplated in the
Contract.

         7.4 The electric lines, facilities, or other equipment referred to in this Section 7 installed by Edison on or off Seller's Facility shall be and remain the property of Edison.

                                       18

         7.5 Edison shall have no obligation to Seller for any delay or cancellation due to inability to acquire a satisfactory right of way, easements, or other property interests.

8. METERING
  ---------

         8.1 All meters and equipment used for the measurement of electric power for determining Edison's payments to Seller pursuant to this Contract shall be provided, owned, and maintained by Edison at Seller's expense in accordance with
Edison's Tariff Rule No. 21.

         8.2 All meters and equipment used for billing Seller for electric service provided to Seller by Edison under Operating Options II or III shall be provided, owned, and maintained by Edison at Edison's expense in accordance with
Edison's Tariff Rule No. 16.

         8.3 The meters and equipment used for measuring the Energy sold to
Edison shall be located on the side of the Interconnection Facilities as specified by Seller in Section 1.13. If the metering equipment is located on
Seller's side of the Interconnection Facilities, then a loss compensation factor agreed upon by the Parties shall be applied. At the written request of the
Seller, and at Seller's sole expense, Edison shall measure actual transformer losses. If the actual measured value differs from the agreed-upon loss compensation factor, the actual value shall be applied prospectively. If the meters are placed on Edison's side of the Interconnection Facilities, service shall be provided at the available transformer high-side voltage.

         8.4 For purposes of monitoring the Generator operation and the determination of standby charges, Edison shall have the right to require, at
Seller's expense, the installation of generation metering. Edison may also require the installation of telemetering equipment at Seller's expense for
Generating Facilities equal to or greater than 10 MW. Edison may require the installation of telemetering equipment at Edison's expense for Generating
Facilities less than 10 MW.

         8.5 Edison's meters shall be sealed and the seals shall be broken only when the meters are to be inspected, tested, or adjusted by Edison. Seller shall be given reasonable notice of testing and have the right to have its Operating
Representative present on such occasions.

         8.6 Edison's meters installed pursuant to this Contract shall be tested by Edison, at Edison's expense, at least once each year and at any reasonable time upon request by either Party, at the requesting Party's expense. If Seller makes such request, Seller shall reimburse said expense to Edison within thirty days after presentation of a bill therefor.

         8.7 Metering equipment found to be inaccurate shall be repaired, adjusted, or replaced by Edison such that the metering accuracy of said equipment shall be within two

                                       19

percent. If metering equipment inaccuracy exceeds two percent, the correct amount of Energy and Contract Capacity delivered during the period of said inaccuracy shall be estimated by Edison and agreed upon by the Parties.

9. POWER PURCHASE PROVISIONS
   -------------------------

         Prior to the date of Firm Operation, Seller shall be paid for Energy only pursuant to Edison's published avoided cost of energy based on Edison's full avoided operating cost as periodically updated and accepted by the
Commission. If at any time Energy can be delivered to Edison and Seller is contesting the claimed jurisdiction of any entity which has not issued a license or other approval for the Project, Seller, in its sole discretion and risk, may deliver Energy to Edison and for any Energy purchased by Edison, Seller shall receive payment from Edison for (i) Energy pursuant to this Section, and (ii)
as-available capacity based on a capacity price from the Standard Offer No. 1
Capacity Payment Schedule as approved by the Commission. Unless and until all required license; and approvals have been obtained, Seller may discontinue deliveries at any time.

9.1 Capacity Payments

         Seller shall sell to Edison and Edison shall purchase from Seller capacity pursuant to the Capacity Payment Option selected by Seller in Section
1.11. The Capacity Payment Schedules will be based on Edison's full avoided operating costs as approved by the Commission through the life of this Contract.
Data used to derive Edison's full avoided costs will be made available to the
Seller, to the extent specified by Seller upon request.

               9.1.1 Capacity Payment Option A -- As Available Capacity.

               If Seller selects Capacity Payment Option A, Seller shall be paid a monthly, capacity payment calculated pursuant to the following formula:

               MONTHLY CAPACITY PAYMENT = (A x D) + (B x D) / (C x D)

               Where A =  kWh purchased by Edison during on-peak periods defined in Edison's Tariff Schedule No. TOU-8.

                     B =  kWh purchased by Edison during mid-peak periods
                          defined in Edison's Tariff Schedule No. TOU-8.

                     *C = kWh purchased by Edison during off-peak periods
                          defined in Edison's Tariff Schedule No. TOU-8.

                     D  = The appropriate time differentiated capacity price
                          from either the Standard Offer No. 1 Capacity Payment
                          Schedule or

                                       20

                          Forecast of Annual As-Available Capacity Payment
                          Schedule as specified by Seller in Section 1.11.

               9.1.1.1 If Seller specifies the Standard Offer No. 1 Capacity
Payment Schedule in Section 1.11, then the formula set forth in Section 9.1.1 shall be computed with D equal to the appropriate time differentiated capacity price from the Standard Offer No. 1 Capacity Payment Schedule for the Contract
Term.

               9.1.1.2 If Seller specifies the Forecast of Annual As-Available
Capacity Payment Schedule in Section 1.11, the formula set forth in Section
9.1.1 shall be computed as follows:

                    a.   During the First Period of the Contract Term, D shall
                         equal the appropriate time differentiated capacity
                         price from the Forecast of Annual As-Available Capacity
                         Payment Schedule.

                    b.   During the Second Period of the Contract Term, the
                         formula shall be computed with D equal to the
                         appropriate time differentiated capacity price from
                         Standard Offer No. 1 Capacity Payment Schedule, but not
                         less than the greater of (i) the appropriate time
                         differentiated capacity price from the Forecast of
                         Annual As-Available Capacity Payment Schedule for the
                         last year of the First Period, or (ii) the appropriate
                         time differentiated capacity price from the Standard
                         Offer No. 1 Capacity Payment Schedule for the first
                         year of the Second Period.

               9.1.2 Capacity Payment Option B - Firm Capacity Purchase

               If Seller selects Capacity Payment Option B, Seller shall provide to Edison for the Contract Term the Contract Capacity specified in Section 1.5, or as adjusted pursuant to Section 9.1.2.6, and Seller shall be paid as follows:

               9.1.2.1 If Seller meets the performance requirements set forth in
Section 9.1.2.2, Seller shall be paid a Monthly Capacity Payment, beginning from the date of Firm Operation equal to the sum of the on-peak, mid-peak, and off-peak Capacity Period Payments. Each capacity period payment is calculated pursuant to the following formula:

               MONTHLY CAPACITY PAYMENT = A x B x C x D

               Where A = Contract Capacity Price specified in Section 1.11 based on the Standard Offer No. 2 Capacity Payment Schedule
                         as approved

                                       21

                         by the Commission and in effect on the date of the
                         execution of this Contract.

                     B = Conversion factors to convert annual capacity prices to monthly payments by time of delivery as specified in
                         Standard Offer No. 2 Capacity Payment Schedule and
                         subject to periodic modifications as approved by the
                         Commission.

                     C = Contract Capacity specified in Section 1.5.

                     D = Period Performance Factor, not to exceed 1.0,
                         calculated as follows:

                         Period kWh purchased by Edison limited by the level of
                         Contract Capacity
                         ------------------------------------------------------
                         0.8 x Contract Capacity x (Period Hours minus
                         Maintenance Hours Allowed in Section 4.5.)

               9.1.2.2 Performance Requirements

               To receive the Monthly Capacity Payment in Section 9.1.2.1,
Seller shall provide the Contract Capacity in each Peak Month for all on-peak hours as such peak hours are defined in Edison's Tariff Schedule No. TOU-8 on file with the Commission, except that Seller is entitled to a 20% allowance for
Forced Outages for each Peak Month. Seller shall not be subject to such performance requirements for the remaining hours of the year.

                    a.   If Seller fails to meet the requirements specified in
                         Section 9.1.2.2, Seller, in Edison's sole discretion,
                         may be placed on probation for a period not to exceed
                         13 months. If Seller fails to meet the requirements
                         specified in Section 9.1.2.2 during the probationary
                         period, Edison may derate the Contract Capacity to the
                         greater of the capacity actually delivered during the
                         probationary period, or the capacity at which Seller
                         can reasonably meet such requirements. A reduction in
                         Contract Capacity as a result of this Section 9.1.2.2
                         shall be subject to Section 9.1.2.5.

                    b.   If Seller fails to meet the requirements set forth in
                         Section 9.1.2.2 due to a Forced Outage on the Edison
                         system or a request to reduce or curtail delivery under
                         Section 9.4. Edison shall continue Monthly Capacity
                         Payments pursuant to Capacity Payment Option B. The
                         Contract Capacity curtailed shall be

                                       22

                         treated the same as scheduled maintenance outages in
                         the calculation of the Monthly Capacity Payment.

               9.1.2.3 If Seller is unable to provide Contract Capacity due to
Uncontrollable Forces, Edison shall continue Monthly Capacity Payments for 90 days from the occurrence of the Uncontrollable Force. Monthly Capacity Payments
payable during a period of interruption or reduction by reason of an
Uncontrollable Force shall be treated the same as scheduled maintenance outages.

               9.1.2.4 Capacity Bonus Payment For Capacity Payment Option B,
Seller may receive a Capacity Bonus Payment as follows:

                    a.   Bonus During Peak Months -- For a Peak Month, Seller
                         shall receive a Capacity Bonus Payment if (i) the
                         requirements set forth in Section 9.1.2.2 have been
                         met, and (ii) the on-peak capacity factor exceeds 85%.

                    b.   Bonus During Non-Peak Months -- For a non-peak month,
                         Seller shall receive a Capacity Bonus Payment if (i)
                         the requirements set forth in Section 9.1.2.2 have been
                         met, (ii) the on-peak capacity factor for each Peak
                         Month during the year was at least 85%, and (iii) the
                         on-peak capacity factor for the non-peak month exceeds
                         85%.

                    c.   For any eligible month, the Capacity Bonus Payment
                         shall be calculated as follows:

               CAPACITY BONUS PAYMENT = A x B x C x D

               Where A = (1.2 On-Peak Capacity Factor) - 1.02

               Where the On-Peak Capacity Factor, not to exceed 1.0, is
calculated as follows:

                    Period kWh purchased by Edison limited by the level of
                    Contract Capacity
                    ------------------------------------------------------
                    (Contract Capacity) x (Period Hours minus Maintenance
                    Hours Allowed in Section 4.5)

               B =  Contract Capacity Price specified in Section 1.11 for
                    Capacity Payment Option B

               C =  1/12

                                       23

               D =  Contract Capacity specified in Section 1.5

                    d.   When Seller is entitled to receive a Capacity Bonus
                         Payment, the Monthly Capacity Payment shall be the sum
                         of the Monthly Capacity Payment pursuant to Section
                         9.1.2.1 and the Monthly Capacity Bonus Payment pursuant
                         to this Section.

                    e.   For Capacity Payment Option B, Seller shall be paid for
                         capacity in excess of Contract Capacity based on the
                         as-available capacity price in Standard Offer No. 1
                         Capacity Payment Schedule, as updated and approved by
                         the Commission. Seller shall not receive any
                         as-available capacity payment in excess of Contract
                         Capacity if Sellers Generating Facility is a small
                         hydro project.

               9.1.2.5 Capacity Reduction

                    a.   Seller may reduce the Contract Capacity specified in
                         Section 1.5, provided that Seller gives Edison prior
                         written notice for a period determined by the amount of
                         Contract Capacity reduced as follows:

                                Amount of Contract                Length of
                                 Capacity Reduced              Notice Required
                                 ----------------              ---------------

                                25,000 kW or under                12 months

                                25,001 - 50,000 kW                36 months

                                50,001 - 100,000 kW               48 months

                                  over 100,000 kW                 60 months

                    b.   Subject to Section 10.4, Seller shall refund to Edison
                         with interest at the current published Federal Reserve
                         Board three months prime commercial paper rate an
                         amount equal to the difference between (i) the
                         accumulated Monthly Capacity Payments paid by Edison
                         pursuant to Capacity Payment Option B up to the time
                         the reduction notice is received by Edison, and (ii)
                         the total capacity payments which Edison would have
                         paid if based on the Adjusted Capacity Price.

                                       24

                    c.   From the date the reduction notice is received to the
                         date of actual capacity reduction, Edison shall make
                         capacity payments based on the Adjusted Capacity Price
                         for the amount of Contract Capacity being reduced.

                    d.   Seller may reduce Contract Capacity without the notice
                         prescribed in Section 9.1.2.5(a), provided that Seller
                         shall refund to Edison the amount specified in Section
                         9.1.2.5(b) and an amount equal to: (i) the amount of
                         Contract Capacity being reduced, times (ii) the
                         difference between the Current Capacity Price and the
                         Contract Capacity Price, times (iii) the number of
                         years and fractions thereof (not less than one year) by
                         which the Seller has been deficient in giving
                         prescribed notice. If the Current Capacity Price is
                         less than the Contract Capacity Price, only payment
                         under Section 9.1.2.5(b) shall be due to Edison.

               9.1.2. Adjustment to Contract Capacity. The Parties may agree in writing at any time to adjust the Contract Capacity. Seller may reduce the
Contract Capacity pursuant to Section 9.1.2.5. Seller may increase the Contract
Capacity with Edison's approval and thereafter receive payment for the increased capacity in accordance with the Contract Capacity Price for the Capacity Payment
Option selected by Seller for the remaining Contract Term.

         9.2 Energy Payments - First Period

         During the First Period of the Contract Term, Seller shall be paid a
Monthly Energy Payment for the Energy delivered by the Seller to Edison at the
Point of Interconnection pursuant to the Energy Payment Option selected by
Seller in Section 1.12, as follows. (Data used to derive Edison's Energy payments for the First Period will be made available to the Seller, to the extent specified by Seller, upon request.)

               9.2.1 Energy Payment Option 1 -- Forecast of Annual Marginal Cost
of Energy. If Seller selects Energy Payment Option 1, then during the First
Period of the Contract Term, Seller shall be paid a Monthly Energy Payment for
Energy delivered by Seller and purchased by Edison during each month in the
First Period of the Contract Term pursuant to the following formula:

               MONTHLY ENERGY PAYMENT = (A x D) + (B x D) + (C x D)

                                       25

               Where A = kWh purchased by Edison during on-peak periods defined in Edison's Tariff Schedule No. TOU-8.

                     B = kWh purchased by Edison during mid-peak periods defined in Edison's Tariff Schedule No. TOU-8.

                     C = kWh purchased by Edison during off-peak periods defined in Edison's Tariff Schedule No. TOU-8.

                     D = The sum of:

                         (i) the appropriate time differentiated energy price
                         from the Forecast of Annual Marginal Cost of Energy,
                         multiplied by the decimal equivalent of the percentage
                         of the forecast specified in Section 1.12, and (ii) the
                         appropriate time differentiated energy price from
                         Edison's published avoided cost of energy multiplied by
                         the decimal equivalent of the percentage of the
                         published energy price specified in Section 1.12.

                     9.2.2 Energy Payment Option 2 -- Levelized Forecast of
Marginal Cost of Energy. If Seller selects Energy Payment Option 2, then during the First Period of the Contract Term, Seller shall be paid a Monthly Energy
Payment for Energy delivered by Seller and purchased by Edison each month during the First Period of the Contract Term pursuant to the following formula:

MONTHLY ENERGY PAYMENT = (A x D) + (B x D) + (C x D)

               Where A = kWh purchased by Edison during on-peak periods defined in Edison's Tariff Schedule No. TOU-8.

                     B = kWh purchased by Edison during mid-peak periods defined in Edison's Tariff Schedule No. TOU-8.

                     C = kWh purchased by Edison during off-peak periods defined in Edison's Tariff Schedule No. TOU-8.

                     D = The sum of:

                         (i) the appropriate time differentiated energy price
                         from the Levelized Forecast of Marginal Cost of Energy,
                         for the First Period of the Contract Term multiplied by
                         the decimal

                                       26

                         equivalent of the percentage of the forecast levelized
                         specified in Section 1.12, and

                         (ii) the appropriate time differentiated energy price
                         from Edison's published avoided cost of energy
                         multiplied by the decimal equivalent of the percentage
                         of the published energy price specified in Section
                         1.12.

               9.2.2.1 Performance Requirement for Energy Payment Option 2

               During the First Period when the annual forecast referred to in
Section 9.2.1 is greater than the levelized forecast referred to in Section
9.2.2, Seller shall deliver to Edison at least 70 percent of the average annual
kWh delivered to Edison during those previous periods when the levelized forecast referred to in Section 9.2.2 is greater than the annual forecast referred to in Section 9.2.1 as resource conditions permit for solar, wind, and hydro Generating Facilities and excluding uncontrollable forces. If Seller does not meet the performance requirements of this Section 9.2.2.1, Seller shall be subject to Section 9.5.

         9.3 Energy Payments - Second Period

         During the Second Period of the Contract Term, Seller shall be paid a
Monthly Energy Payment for Energy delivered by Seller and purchased by Edison at a rate equal to 100% of Edison's published avoided cost of energy based on
Edison's full avoided operating cost as updated periodically and accepted by the
Commission, pursuant to the following formula:

MONTHLY ENERGY PAYMENT = kWh purchased by Edison for each on-peek, mid-peak, and off-peak time period defined in Edison's Tariff
                         Schedule No. TOU-8
                       x Edison's published avoided cost of energy by time of
                         delivery for each time period.

         Data used to derive Edison's full avoided costs will be made available to the Seller, to the extent specified by Seller, upon request.

         9.4 Edison shall not be obligated to accept or pay for Energy, and may request Seller whose Generating Facility is one (l) MW or greater to discontinue or reduce delivery of Energy, for not more than 300 hours annually during off-peak hours when (i) purchases would result in costs greater than those which
Edison would incur if it did not purchase Energy from Seller but instead utilized an equivalent amount of Energy generated from another Edison source, or
(ii) the Edison Electric System demand would require that Edison hydro-energy be spilled to reduce generation.

                                       27

         9.5 Energy Payment Refund

         If Seller elects Energy Payment option 2, Seller shall be subject to the following:

               9.5.1 If Seller fails to perform the Contract obligations for any reason during the First Period of the Contract Term, or fails to meet the performance requirements set forth in Section 9.2.2.1, and at the time of such failure to perform, the net present value of the cumulative Energy payments received by Seller pursuant to Energy Payment Option 2 exceeds the net present value of what Seller would have been paid pursuant to Energy Payment Option 1,
Seller shall make an energy payment refund equal to the difference in such net present values in the year in which the refund is due. The present value calculation shall be based upon the rate of Edison's incremental cost of capital specified in Section 1.12.

               9.5.2 Not less than 90 days prior to the date Energy is first delivered to the Point of Interconnection, Seller shall provide and maintain a performance bond, surety bond, performance insurance, corporate guarantee, or bank letter of credit, satisfactory to Edison, which shall insure payment to
Edison of the Energy Payment Refund at any time during the First Period. Edison may, in its sole discretion accept another form of security except that in such instance a 1-1/2 percent reduction shall then apply to the levelized forecast referred to in Section 9.2.2 in computing payments for Energy. Edison shall be provided with certificates evidencing Seller's compliance with the security requirements in this Section which shall also include the requirement that
Edison be given 90 days prior written notice of the expiration of such security.

               9.5.3 If Seller fails to provide replacement security not less than 60 days prior to the date of expiration of existing security, the Energy
Payment Refund provided in Section 9.5 shall be payable forthwith. Thereafter, payments for Energy shall be 100 percent of the Monthly Energy Payment provided in Section 9.2.1.

               9.5.4 If Edison at any time determines the security to be
otherwise inadequate, and so notifies Seller, payments thereafter for Energy shall be 100 percent of the Monthly Energy Payment provided in Section 9.2.1. If within 30 days of the date Edison gives notice of such inadequacies, Seller satisfies Edison's security requirements, Energy Payment Option 2 shall be reinstated. If Seller fails to satisfy Edison's security requirements within the
30-day period, the Energy Payment Refund provided in Section 9.5 shall be payable forthwith.

         10. PAYMENT AND BILLING PROVISIONS
             ------------------------------

         10.1 For Energy and capacity purchased by Edison:

                                       28

               10.1.1 Edison shall mail to Seller not later than thirty days after the end of each monthly billing period (1) a statement showing the Energy and Contract Capacity delivered to Edison during the on-peak, mid-peak, and off-peak periods, as those periods are specified in Edison's Tariff Schedule No.
TOU-8 for that monthly billing period, (2) Edison's computation of the amount due Seller, and (3) Edison's check in payment of said amount.

               10.1.2 If the monthly payment period involves portions of two different published Energy payment schedule periods, the monthly Energy payment shall be prorated on the basis of the percentage of days at each price.

               10.1.3 If the payment period is less than 27 days or greater than
33 days, the capacity payment shall be prorated on the basis of the average days per month per year.

               10.1.4 If within thirty days of receipt of the statement Seller does not make a report in writing to Edison of an error, Seller shall be deemed to have waived any error in Edison's statement, computation, and payment, and they shall be considered correct and complete.

         10.2 For electric service provided by Edison:

               10.2.1 Under Operating Option III pursuant to Section 5.1, standby electric service shall be provided under terms and conditions of
Edison's tariff schedule indicated below as now in effect or as may hereafter be authorized by the Commission to be revised. The applicable tariff schedules are:

                   STANDBY TARIFF              ELECTRIC SERVICE TARIFF
                   --------------              -----------------------
                   SCHEDULE NO.
                   ------------

                      SCG-1                         TOU-8 or GS-2
                      SCG-2                         TOU-8
                      SCG-3                         TOU-8

               10.2.1.1 (Applicable to SCG-1 only) The Standby Demand for calculation of the standby charge in SCG-1 is specified in Section 1.9. Edison reserves the right to adjust the Standby Demand based on recorded demand during periods standby power is required.

               10.2.1.2 (Applicable to SCG-1 only) The capacity rating for determination of standby waiver qualifications shall be Contract Capacity plus the maximum electric load served by the Generating Facility during the on-peak time period recorded during the preceding 12-month time period.

                                       29

               10.2.1.3 A minimum monthly charge may be established for standby electric service as provided in the tariff schedule elected in section 1.9. Said minimum monthly charge shall be specified in Section 1.9.

               10.2.2 Under Operating Options II and III pursuant to Section
5.1, electric service shall be provided under terms, conditions, and rates of
Edison's tariff schedule indicated below as now in effect or as may hereafter be authorized by the Commission to be revised. The applicable tariff schedule is:

                       TOU-8, or

                       GS-2

               The contract demand for calculation of the minimum demand charge in the applicable tariff schedules is specified in Section 1.9.

               10.2.3 Edison shall commence billing Seller for electric service rendered pursuant to the applicable tariff schedule on the date that the Point of Interconnection is energized.

         10.3 Monthly charges associated with Interconnection Facilities shall be billed pursuant to the Interconnection Facilities Agreement contained in the
Appendix specified in Section 1.10.

         10.4 Payments due to Contract Capacity Reduction

               10.4.1 The Parties agree that the refund and payments provided in
Section 9.1.2.5 represent a fair compensation for the reasonable losses that would result from such reduction of Contract Capacity.

               10.4.2 In the event of a reduction in Contract Capacity, the quantity, in kW, by which the Contract Capacity is reduced shall be used to calculate the refunds and payments due Edison in accordance with Section
9.1.2.5, as applicable.

               10.4.3 Edison shall provide invoices to Seller for all refunds and payments due Edison under this section which shall be due within 60 days.

               10.4.4 If Seller does not make payments as required in Section
10.4.3, Edison shall have the right to offset any amounts due it against any present or future payments due Seller and may pursue any other remedies available to Edison as a result of Seller's failure to perform.

         10.5 Energy Payment Refund

                                       30

         Energy Payment Refund is immediately due and payable upon Seller's failure to perform the contract obligations as specified in Section 9.5.

         11. TAXES
             -----

               11.1 Seller shall pay ad valorem taxes and other taxes properly attributable to the Project. If such taxes are assessed or levied against
Edison, Seller shall pay Edison for such assessment or levy.

               11.2 Seller shall pay ad valorem taxes and other taxes properly attributed to land, land rights, or interest in land for the Project. If such taxes are assessed or levied against Edison, Seller shall pay Edison for such assessment or levy.

               11.3 If the Interconnection Facilities are owned by Edison,
Edison shall pay ad valorem taxes and other taxes properly attributed to said facilities. If such taxes are assessed or levied against Seller, Edison shall pay Seller for such assessment or levy.

               11.4 Seller or Edison shall provide information concerning the
Project to any requesting taxing authority.

         12. TERMINATION
             -----------

         This Contract shall terminate if Firm Operation does not occur within 5 years of the date of Contract execution.

         13. LIABILITY
             ---------

         13.1 Each Party (First Party) releases the other Party (Second Party), its directors, officers, employees and agents from any loss, damage, claim, cost, charge, or expense of any kind or nature (including any direct, indirect or consequential loss, damage, claim, cost, charge, or expense), including attorneys' fees and other costs of litigation incurred by the First Party in connection with damage to property of the First Party caused by or arising out of the Second Party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use or ownership of its facilities, to the extent that such loss, damage, claim, cost, charge, or expense is caused by the negligence of
Second Party, its directors, officers, employees, agents, or any person or entity whose negligence would be imputed to Second Party.

         13.2 Each Party shall indemnify and hold harmless the other Party, its directors, officers, and employees or agents from and against any loss, damage, claim, cost, charge, (including direct, indirect or consequential loss, damage, claim, cost, charge, or expense), including attorneys' fees and other costs of litigation, incurred by the other Party in connection with the injury to or death of any person or damage to property of a third party

                                       31

arising out of the indemnifying Party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use, or ownership of its facilities, to the extent that such loss, damage, claim, cost, charge, or expense is caused by the negligence of the indemnifying Party, its directors, officers, employees, agents, or any person or entity whose negligence would be imputed to the indemnifying Party; provided, however, that each Party shall be solely responsible for and shall bear all cost of claims brought by its contractors or its own employees and shall indemnify and hold harmless the other Party for any such costs including costs arising out of any workers compensation law. Seller releases and shall defend and indemnify Edison from any claim, cost, loss, damage, or liability arising from any contrary representation concerning the effect of Edison's review of the design, construction, operation, or maintenance of the Project.

         13.3 The provisions of this Section 13 shall not be construed so as to relieve any insurer of its obligations to pay any insurance claims in accordance with the provisions of any valid insurance policy.

         13.4 Neither Party shall be indemnified under this Section 13 for its liability or loss resulting from its sole negligence or willful misconduct.

         14. INSURANCE
             ---------

         14.1 Until Contract is terminated, Seller shall obtain and maintain in force as hereinafter provided comprehensive general liability insurance, including contractual liability coverage, with a combined single limit of (i)
not less than $1,000,000 each occurrence for Generating Facilities 100 kW or greater; (ii) not less than $500,000 for each occurrence for Generating
Facilities between 20 kW and 100 kW; and (iii) not less than $l00,000 for each occurrence for Generating Facilities less than 20 kW. The insurance carrier or carriers and form of policy shall be subject to review and approval by Edison.

         l4.2 Prior to the date Sellers Generating Facility is first operated in parallel with Edison's electric system, Seller shall (i), furnish certificate of insurance to Edison, which certificate shall provide that such insurance shall not be terminated nor expire except on thirty days prior written notice to
Edison, (ii) maintain such insurance in effect for so long as Seller's
Generating Facility is operated in parallel with Edison's electric system, and
(iii) furnish to Edison an additional insured endorsement with respect to such insurance in substantially the following form:

               "In consideration of the premium charged, Southern California
               Edison Company (Edison) is named as additional insured with respect to all liabilities arising out of Sellers use and
               ownership of Seller's Generating Facility."

                                       32

               "The inclusion of more than one insured under this policy shall not operate to impair the rights of one insured against another insured and the coverages afforded by this policy will apply as though separate policies had been issued to each insured. The inclusion of more than one insured will not, however, operate to increase the limit of the carrier's liability. Edison will not, by reason. of its inclusion under this policy, incur liability to the insurance carrier for payment of premium for this policy."

               "Any other insurance carried by Edison which may be applicable shall be deemed excess insurance and Seller's insurance primary for all purposes despite any conflicting provisions in Seller's policy to the contrary."

         If the requirement of Section 14.2(iii) prevents Seller from obtaining the insurance required in Section 14.1 then upon written notification by Seller to Edison, Section 14.2(iii) shall be waived.

         14.3 The requirements of this Section 14 shall not apply to Seller who is a self-insured governmental agency with established record of self-insurance.

         l4.4 If Seller fails to comply with the provisions of this Section 14,
Seller shall, at its own cost, defend, indemnify, and hold harmless Edison, its directors, officers, employees, agents, assigns, and successors in interest from and against any and all loss, damage, claim, cost, charge, or expense of any kind or nature (including direct, indirect or consequential loss, damage, claim, cost, charge, or expense, including attorneys' fees and other costs of litigation) resulting from the death or injury to any person or damage to any property, including the personnel and property of Edison, to the extent that
Edison would have been protected had Seller complied with all of the provisions of this Section 14.

         15.  UNCONTROLLABLE FORCE
              --------------------

         15.1 Neither Party shall be considered to be in default in the performance of any of the agreements contained in this Contract, except for obligations to pay money, when and to the extent failure of performance shall be caused by an Uncontrollable Force.

         15.2 If either Party because of an Uncontrollable Force is rendered wholly or partly unable to perform its obligations under this Contract, the
Party shall be excused from whatever performance is affected by the
Uncontrollable Force to the extent so affected provided that:

                                       33

         (1) the nonperforming Party, within two weeks after the occurrence of the Uncontrollable Force, gives the other Party written notice describing the particulars of the occurrence,

         (2) the suspension of performance is of no greater scope and of no longer duration than is required by the Uncontrollable Force,

         (3) the nonperforming Party uses its best efforts to remedy its inability to perform (this subsection shall not require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the Party involved in the dispute, are contrary to its interest. It is understood and agreed that the settlement of strikes, walkouts, lockouts or other labor disputes shall be at the sole discretion of the Party having the difficulty),

         (4) when the nonperforming Party is able to resume performance of its obligations under this Contract, that Party shall give the other Party written notice to that effect, and

         (5) capacity payments during such periods of Uncontrollable Force, on
Seller's part shall be governed by Section 9.1.2.3.

         15.3 In the event that either Party's ability to perform cannot be corrected when the Uncontrollable Force is caused by the actions or inactions of legislative, judicial or regulatory agencies or other proper authority, this
Contract may be amended to comply with the legal or regulatory change which caused the nonperformance.

         If a loss of Qualifying Facility status occurs due to an Uncontrollable
Force and Seller fails to make the changes necessary to maintain its Qualifying
Facility status, the Seller shall compensate Edison for any economic detriment incurred by Edison as a result of such failure.

         16. NONDEDICATION OF FACILITIES
             ---------------------------

         Neither Party, by this Contract, dedicates any part of its facilities involved in this Project to the public or to the service provided under the
Contract, and such service shall cease upon termination of the Contract.

         17. PRIORITY OF DOCUMENTS
             ---------------------

              If there is a conflict between this document and any Appendix, the provisions of this document shall govern. Each Party shall notify the other immediately upon the determination of the existence of any such conflict.

                                       34

         18. NOTICES AND CORRESPONDENCE
             --------------------------

         All notices and correspondence pertaining to this Contract shall be in writing and shall be sufficient if delivered in person or sent by certified mail, postage prepaid, return receipt requested, to Seller as specified in
Section 1.1, or to Edison as follows:

                    Southern California Edison Company
                    Post Office Box 800
                    Rosemead, California 91770
                    Attention:  Secretary

         All notices sent pursuant to this Section 18 shall be effective when received, and each Party shall be entitled to specify as its proper address any other address in the United States upon written notice to the other Party.

         19. PREVIOUS COMMUNICATIONS
             -----------------------

         This Contract contains the entire agreement and understanding between the Parties, their agents, and employees as to the subject matter of this contract, and merges and supersedes all prior agreements, commitments, representations, and discussions between the Parties. No Party shall be bound to any other obligations, conditions, or representations with respect to the subject matter of this Contract.

         20. NONWAIVER
             ---------

         None of the provisions of the Contract shall be considered waived by either Party except when such waiver is given in writing. The failure of either
Edison or Seller to insist on any one or more instances upon strict performance of any of the provisions of the Contract or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue to remain in full force and effect.

         21. SUCCESSORS AND ASSIGNS
             ----------------------

         Neither Party shall voluntarily assign its rights nor delegate its duties under this Contract, or any part of such rights or duties, without the written consent of the other Party, except in connection with the sale or merger of a substantial portion of its properties. Any such assignment or delegation made without such written consent shall be null and void. Consent for assignment shall not be withheld unreasonably. Such assignment shall include, unless otherwise specified therein, all of Seller's rights to any refunds which might become due under this Contract.

         22. EFFECT OF SECTION HEADINGS
             --------------------------

                                       35

         Section headings appearing in this Agreement are inserted for convenience only, and shall not be construed as interpretations of text.

         23. GOVERNING LAW
             -------------

         This Contract shall be interpreted, governed, and construed under the laws of the State of California if executed and to be performed wholly within the State of California.

         24. MULTIPLE ORIGINALS
             ------------------

         This Contract is executed in two counterparts, each of which shall be deemed an original.

         SIGNATURES
         ----------

         IN WITNESS WHEREOF, the Parties hereto have executed this Contract this
16 of April, 1985.

                                     SOUTHERN CALIFORNIA EDISON COMPANY

                                     By /s/ Edward A. Myers, Jr.
                                       ----------------------------------------
                                                  EDWARD A. MYERS, JR.
                                                     Vice President

                                     SANTE FE GEOTHERMAL, INC.

                                     By /s/ Robert J. Fernandes
                                       ----------------------------------------
                                                   ROBERT J. FERNANDES
                                                         President

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

--------------------------------------------------------------------------------

                                   APPENDIX A
               INTERCONNECTION FACILITIES AGREEMENT ("AGREEMENT")
                       SELLER OWNED AND OPERATED FACILITY

A.1  Seller acknowledges that Seller has read Edison's Tariff Rule No. 21 and the Qualifying Facility Milestone Procedure ("QFMP") and understands
     Seller's obligations and the consequences to Seller for failure to meet any of the ""milestones" in the QFMP which is in effect on the earlier of
     Seller's (1) payment of the Project Fee or (2) execution of this Agreement.

A.2  In the event Seller loses its priority for existing available Edison line capacity. Seller shall, pursuant to Tariff Rule No. 21, be obligated to pay any additional cost for upgrades or additions necessary to accommodate
     Seller's deliveries. In such event, Edison and Seller shall amend this
     Agreement to reflect the conditions resulting from the change in priority.

A.3  Seller shall design, purchase, construct, operate and maintain Seller owned
     Interconnection Facilities as described on page A-10 herein, at its sole expense. Edison shall have the right to review the design as to the adequacy of the Protective Apparatus provided. Any additions or modifications required by Edison shall be incorporated by Seller.

A.4  Notwithstanding the provisions of Section 13, Seller, having elected to own, operate, and maintain the

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Document No. PJE/V49                                                         A-1

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

--------------------------------------------------------------------------------

     Interconnection Facilities, shall accept all liability and release Edison from and indemnify Edison against any liability for faults or damage to
     Seller's Interconnection Facilities, the Edison electric system and the public as a result of the operation of Seller's project.

A.5  Edison shall have the right to observe the construction of the
     Interconnection Facilities, and inspect said facilities after construction is completed at the Seller's expense.

A.6  Facilities which are deemed necessary by Edison for the proper and safe operation of the Interconnection Facilities and which Seller desires
     Edison to own and operate at Seller's expense shall be provided as appendant facilities. Edison shall own, operate and maintain any necessary appendant facilities which may be installed in connection with the
     Interconnection facilities at Seller's expense. Edison may, as it deems necessary, modify, the aforementioned facilities at Seller's expense.

A.7  For the appendant facilities, Edison shall install, own, operate, and maintain a portion of the appendant facilities ("Edison Installed Appendant
     Facilities"), as described on page A-10 herein, and Seller shall pay to
     Edison the total estimated cost for these appendant facilities prior to the start of construction of the appendant facilities. In addition, Seller shall install

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Document No. PJE/V49                                                         A-2

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

--------------------------------------------------------------------------------

     at Seller's expense its portion of the appendant facilities ("Seller
     Installed Appendant Facilities"), as described on page A-10 herein, in accordance with Rule 21. Within 30 days after installation is complete.
     Seller shall transfer ownership of the Seller Installed Appendant
     Facilities to Edison in a manner acceptable to Edison.

A.8  Maintenance of facilities referred to in Section A.6 shall be paid by
     Seller pursuant to the attached Application and Contract for
     Interconnection Facilities Plus Operation and Maintenance ("Application").

A.9  To the extent that Edison deems it necessary to effect the arrangements contemplated by this Agreement, Edison may, from time to time, request the
     Seller to design, install, operate, maintain, modify, replace, repair or remove any or all of the Interconnection Facilities. Such equipment and/or
     Protective Apparatus shall be treated as Interconnection Facilities and added to the Agreement by amendment pursuant to Section A.6.

A.10 Edison shall have the right to review any changes in the design of the
     Interconnection Facilities and recommend modification(s) to the design as it deems necessary for proper and safe operation of the Project when in parallel with the Edison electric system. The Seller shall be notified of the results of such review by Edison, in writing, within 30 days of the receipt of all specifications related to the proposed design changes.

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Document No. PJE/V49                                                         A-3

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

--------------------------------------------------------------------------------

     Any flaws perceived by Edison in the proposed design changes, shall be described in the written notice.

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Document No. PJE/V49                                                         A-4

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

--------------------------------------------------------------------------------

             APPLICATION AND CONTRACT FOR INTERCONNECTION FACILITIES
                         PLUS OPERATION AND MAINTENANCE

          The undersigned Seller hereby requests the Southern California Edison
Company ("Edison") to provide the appendant facilities described on the last page hereof and by this reference herein incorporated, hereinafter called
"Interconnection Facilities." Interconnection Facilities as defined and used herein are a group of Added Facilities which have been designated as
Interconnection Facilities, to accommodate negotiation and preparation of contracts for parallel generation projects. Interconnection Facilities, as are
Added Facilities, shall be provided in accordance with the applicable Ta__ff
Schedules of Edison. Such Interconnection Facilities are to be owned, operated and maintained by Edison.

          In consideration of Edison's acceptance of this Application, Seller hereby agrees to the following:

1.   Seller shall pay to Edison, prior to the start of construction of the
     Interconnection Facilities, the total estimated costs for the
     Interconnection Facilities as determined by Edison and entered on page A-11 hereof. In the event Seller abandons its plans for installation of such
     Interconnection Facilities, for any reason whatsoever, including failure to obtain any required permits, Seller shall reimburse Edison upon receipt of supporting documentation for any and all expenses

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Document No. PJE/V49                                                         A-5

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

--------------------------------------------------------------------------------

     incurred by Edison pursuant to this agreement within thirty (30) days after presentation of a bill.

2.   Edison shall have the right to observe the construction of any
     Interconnection Facilities constructed by Seller and inspect and test said facilities after construction is completed at the Seller's expense.

3.   The parties also understand and agree that due to equipment acquisition lead time and construction time requirements, Edison requires a minimum of six (6) months from the time of authorization to construct the aforementioned Interconnection Facilities and place them in operation.
     Edison shall have no obligation to Seller with regard to any target date established by Seller which is less than eighteen (18) months from the date this Application is executed. However, Edison shall exercise its best effort to meet Seller's projected operational date.

4.   Seller shall pay a monthly charge for the Interconnection Facilities operation and maintenance in the amount of 0.9% of the added equipment investment as determined by Edison and as entered by Edison on page A-ll hereof. The monthly charge shall be adjusted periodically in accordance with the pro-rata operation and maintenance charges for added facilities pursuant to Rule No. 2. The monthly charge may be based upon estimated costs of the Interconnection Facilities and when the recorded book

--------------------------------------------------------------------------------

Document No. PJE/V49                                                         A-6

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

--------------------------------------------------------------------------------

     cost of the Interconnection Facilities has been determined by Edison, the charges shall be adjusted retroactively to the date when service is first rendered by means of such Interconnection Facilities. Additional charges resulting from such adjustment shall, unless other terms are mutually agreed upon, be payable within thirty (30) days from the date of presentation of a bill therefor. Any credits resulting from such adjustment will, unless other terms are mutually agreed upon, be refunded upon demand of Seller.

5.   Whenever a change is made in the Interconnection Facilities which results in changes in the added equipment investment, the monthly charge will be adjusted on the basis of the revised added equipment investment. The cost of such change shall be payable by Seller within sixty (60) days from the date of presentation of a bill thereof. The description of the
     Interconnection Facilities will be amended by Edison on page A-10 hereof to reflect any changes _n equipment, installation and removal cost, amount of added equipment investment, and monthly charge resulting from any such change in the Interconnection Facilities or adjustment as aforesaid.

6.   The monthly charges payable hereunder shall commence upon the date when said Interconnection Facilities are available for use but not before service is first established and rendered through Edison's normal

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Document No. PJE/V49                                                         A-7

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

--------------------------------------------------------------------------------

     facilities and shall first be payable when Edison shall submit the first energy bill after such date and shall continue until the abandonment of such Interconnection Facilities by Seller, subject to the provisions of
     Paragraphs 4 and 5 hereof.

7.   Seller agrees to utilize said Interconnection Facilities in accordance with good operating practice and to reimburse Edison for damage to said
     Facilities occasioned or caused by the Seller or any of his agents, employees or licensees. Failure so to exercise due diligence in the utilization of said Interconnection Facilities will give Edison the right to terminate this Agreement.

8.   Edison's performance under this Contract is subject to the availability of materials required to provide the Interconnection Facilities provided for herein and to all applicable Tariff Schedules of Edison.

9.   This Application and Contract for Interconnection Facilities supplements the appropriate application and contract(s) for electric service presently in effect between Seller and Edison.

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Document No. PJE/V49                                                         A-8

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE
--------------------------------------------------------------------------------

10.  This Agreement shall at all times be subject to such changes or modifications by the Public Utilities Commission of the State of California
     as said Commission may, from time to time, direct in the exercise of its jurisdiction.

SOUTHERN CALIFORNIA EDISON COMPANY         PACIFIC LIGHTING ENERGY SYSTEMS

By: /s/ Robert Dietch                      By: /s/ _____ _______
    ------------------------------------       ---------------------------------
    Robert Dietch                          Name: _______ _______
    Vice President                         Title: Vice President

Date: OCTOBER 27, 1989                     Date: Oct 20, 1989

      ----------------------------------
             APPROVED AS TO FORM:
               DAVID N. BARRY._
      Vice President and General Counsel
      By           Illegible
         -------------------------------
                   Attorney
         10 ___ 1989
      ----------------------------------

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Document No. PJE/V49                                                         A-9

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE
--------------------------------------------------------------------------------

SERVICE ADDRESS: PLES I project, Casa Diablo, California.

DATE APPLICANT DESIRES INTERCONNECTION FACILITIES
AVAILABLE: November 1990

DATE APPLICANT WILL BEGIN CONSTRUCTION OF THE GENERATING
FACILITY: March 1990

DESCRIPTION OF INTERCONNECTION FACILITIES:

     Seller shall provide the grading, foundations, and subsurface work for all on-site facilities described herein.

     Facilities to be provided, installed, and owned by Seller:

     o    Disconnect switch and relay protection

     o    Dedicated dial-up phone circuit

     Facilities to be provided and installed by Seller and deeded to Edison
     (Seller Installed Appendant Facilities):

     o    Metering PT's and CT's (per SCE specification)

     o    Approximately 2.5 mile cable in conduit (to be shared with the
          Mammoth-Pacific II project)

     o    Riser on pothead pole (to be shared with the Mammoth-Pacific II project)

     Facilities to be provided and installed by Edison at Seller's expense
     (Edison Installed Appendant Facilities) (costs are shared with the
     Mammoth-Pacific II project):

     o    TOU metering

     o    Telemetering

     o    Reconductor approximately .5 mile Trout 33 kV line (1/2 total cost)

     o    Pothead pole (1/2 total cost)

     o    Inspector

     o    Telecommunications

     o    Voltage data transmitter: RFL 6745 DTT Receiver (1/2 total cost)

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Document No. PJE/V49                                                        A-10

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

--------------------------------------------------------------------------------

TOTAL COST OF EDISON INSTALLED INTERCONNECTION FACILITIES":
                     ESTIMATED $68.000

ADDED INVESTMENT*:   ESTIMATED $68,000

ADDED INVESTMENT:    RECORDED BOOK COST $__________________

DATE SERVICE FIRST RENDERED BY MEANS OF THE
INTERCONNECTION FACILITIES: __________________

*    Cost estimates are for information purposes only and are not binding unless provided in writing by Edison pursuant to a written request by Seller.

--------------------------------------------------------------------------------

Document No. PJE/V49                                                        A-11

               Methods of Service to PLESI, MPH, and Existing MPI

      [Graphic: Simplified Switch Connection Diagram of Methods of Service]

                                        2

[Southern California Edison LOGO]
2244 Walnut Grove Avenue Rosemead, California __

                                           Revised Cal. P.U.C. Sheet no. 10766-E
                                                                        7816-E &
                                 Conselling Revised Cal. P.U.C. Sheet no. 8637-E

--------------------------------------------------------------------------------

                                   Rule No. 21                      Sheet 1 of 3

                     COGENERATION AND SMALL POWER PRODUCTION

                            INTERCONNECTION STANDARDS

A.   General. This rule sets forth requirements and conditions for interconnected non-Company-owned generation ____ such generation may be connected for (1) parallel operation with the service of the Company, or
     (2) isolated operation with standby or breakdown service provided by the
     Company. For purposes of this rule, the interconnecting entity shall be designated the Producer.

B.   Conditions.

     1.   An agreement executed by the Company and the Producer shall be required for interconnected service. Terms for the purchase of power by the Company, if applicable, shall be included therein.

     2.   Interconnection with the Company's system may not be made until and unless the Company has determined that the interconnection compiles with the design and operating requirements set forth herein.

     3.   Where interconnection protective equipment is owned, operated and maintained by the Producer, the Producer shall be responsible for damages to the Company or to others arising out of the misoperation or malfunction of the Producer-owned equipment.

     4.   The Producer is solely responsible for providing adequate protection for the Producer's facilities interconnected with the Company's system.

C.   Design and Operating Requirements. Each generation facility which is or can be connected to the Company's electric system shall be designed and operated so as to prevent or protect against the following adverse conditions on the Company's system. These conditions can cause electric service degradation, equipment damage, or ____ to persons:

     1.   Inadvertent and unwanted re-energization of a utility ____ line or bus.

     2.   Interconnection while out of synchronization.

     3.   Overcurrent.

     4.   Utility system load imbalance.

     5.   Ground faults.

     6.   Generated alternating current frequency outside permitted safe limits.

     7.   Voltage generated outside permitted limits.

     8.   Poor power factor.

     9.   Harmful wave forms.

     The necessary protective equipment (relays, switchgear, transformers, etc.) can be provided by the Producer or by the Company.

     Criteria, operating rules, and explanatory information regarding the above requirements for small (below 100 kW), medium (100-1000 kW), and large
     (above 1000 kW) facilities are contained in the Company's Requirements For
     Operating, Motoring, and Protective Relaying For Cogenerators and Small
     Power Producers ("Requirements"). Copies of the Requirements are available from the Company.

D.   Interconnection Facilities.

     1.   Interconnection Facilities include all required means, and apparatus
          Installed, to interconnect the Producer's generation with the
          Company's system. Where the Producer desires to sell power to the
          Company, interconnection facilities include also all required means, and apparatus installed, to enable the Company to receive power deliveries from the Producer. Interconnection facilities may include, but are not limited to:

          a.   Connection, transformation, switching, communications, control, protective and safety equipment; and

          b.   Any necessary reinforcements and additions to the Company's system by the Company

                                   (Continued)

--------------------------------------------------------------------------------
(To be inserted by___)           issued by        (To be inserted by Cal P.U.C.)

Advice Letter No. 793-E      Michael R. Peevey     Date Filed June 27, 19__
Decision No. __-03-079             Name            Effective August 6, 19__
                         Executive Vice President  Resolution No.__________
                                   Title
RULE 21

[Southern California Edison LOGO]
2244 Walnut Grove Avenue Rosemead, California __

                                           Revised Cal. P.U.C. Sheet no. 11131-E
                                Conselling Revised Cal. P.U.C. Sheet no. 10267-E

--------------------------------------------------------------------------------

                                   Rule No. 21                      Sheet 2 of 3

                     COGENERATION AND SMALL POWER PRODUCTION

                            INTERCONNECTION STANDARDS

                                   (Continued)

D.   Interconnection Facilities. (Continued)

     2.   Where interconnection facilities are to be installed for the
          Producer's use as added facilities, the Producer shall advance to the
          Company the installed cost of the added facilities. At the Producer's option, and where such Producer's generation is a qualifying facility and the Producer has established creditworthiness to the Company's satisfaction, the Company shall finance those added facilities it
          ________ to be removable and reusable equipment. Such equipment shall include, but not be limited to, transformation, disconnection, and metering equipment. Added facilities provided under either of the foregoing arrangements are subject to the monthly charge as set forth in Section H of the Company's Rule No. _. Description of Service, on
          file with and authorized by the Commission.

     3.   When a Producer wishes to reserve facilities paid for the Producer, but ______ by an energy sale conversion, the Company shall impose a special facilities charge reimbursing the Company for costs related to its operation and maintenance of the facility. When a Producer no longer needs facilities for which it has said, the Producer shall, at a minimum, receive from the Company credit for the net salvage value of the facilities dedicated to Company use. If the Company is able to make use of those facilities to serve other customers, the Producer shall receive the fair market value of the facilities or fails to pay the required maintenance fee.

     4.   The Producer shall be responsible for the costs of exploring the feasibility of a project or its interconnection with the Company system, including reasonable advance charges imposed by the company for feasibility studies.

     5.   An interconnection line study for any Producer shall take no more than one year to Complete.

     6.   The Producer shall be responsible for costs of telemetering and safety checks except to the extent that, under the Company's effective tariffs, a comparable customer would not be similarly charged.

     7.   The Company shall, upon request, give the Producer a binding estimate for line extension and interconnection costs, however, such estimates shall be in effect for a period not to exceed one year from the date provided. A reasonable breakdown of cost estimates shall also be provided in a form sufficiently detailed and understandable by the
          Producer.

     8.   The Company shall have the right to inspect the Producer's interconnection facilities prior to the commencement of parallel operations and require modifications as necessary.

     9.   The site of interconnection facilities shall be accessible to Company personnel.

E.   Allocation of the Company's Existing Line Capacity.

     1.   a.   For purposes of interconnecting the Producer with the Company, existing capacity on the Company's transmission and/or
               distribution system and a priority to such line capacity will be allocated in accordance with the applicable Qualifying
               Facility Milestone Procedure ("QFMP"). In order to establish and maintain a priority for existing line capacity, the Producer must perform each of the milestones of such applicable QFMP.

          b.   The following Producers shall be exempt from QFMP compliance:

               1.   projects of less than 100 kW design capacity;

               2.   projects using all power internally;

               3.   Producers that executed an interconnection facilities
                    agreement prior to January 16, 1985;

               4.   Producers that bid for and receive Final Standard Offer No.
                    1 contracts; and

               5.   Producers that sign uniform Standard Offer 1 contracts.

          c.   For a Producer that bid for and receive a Final Standard Offer
               No. 4 newer purchase agreement, entitlement to existing capacity on the Company's transmission and/or distribution system and a priority to such line capacity will be established as of the date its bid is determined to be a winner. Such Producers must
               thereafter comply with the Commission's authorized bidding protocol and not default in performance of its agreement or it shall lose entitlement to line capacity.

                                   (Continued)

--------------------------------------------------------------------------------
(To be inserted by __)          issued by        (To be inserted by Cal. P.U.C.)

Advice Letter No. _26-E     Michael R. Peevey     Date Filed March 24, 19_9
                                  Name            Effective May _, 19_9
Decision No.            Executive Vice President  Resolution No._______________
                                  Title
RULE 21

[Southern California Edison LOGO]
2244 Walnut Grove Avenue Rosemead, California __

                                           Revised Cal. P.U.C. Sheet no. 11132-E
                                 Conselling Revised Cal. P.U.C. Sheet no. 8637-E

--------------------------------------------------------------------------------

                                   Rule No. 21                      Sheet 3 of 3

                     COGENERATION AND SMALL POWER PRODUCTION

                            INTERCONNECTION STANDARDS

                                   (Continued)

E.   Allocation of the Company's Existing Line Capacity. (Continued)

     1.   (Continued)

          d.   For a Producer that signs a Uniform Standard Offer No. 1 power purchase agreement, entitlement to existing capacity on the
               Company's transmission and/or distribution system and a priority to such line capacity will be established as of the date the
               Producer pays the project fee and provides information for and pays the cost of the Preliminary Interconnection study or the
               Interconnection Study pursuant to its agreement. Such a Producer must thereafter not default in performance of its agreement or it shall lose its entitlement to line capacity.

     2.   Where existing line capacity is allocated to a producer, the Producer shall incur no obligation for costs associated with future line upgrades needed to accommodate other producers or customers. If two or more producers establish priority rights simultaneously, the producers shall share the costs of any additional line upgrade necessary to facilitate their cumulative capacity requirements. Costs shall be shared based on the relative proportion of capacity each producer will add to the line.

F.   Interconnection Reinforcement and/or Additions. The Company's effective tariffs governing interconnection costs and added or special facilities agreement shall be applied to line and system reinforcement and/or additions. In addition, the following shall apply:

     1.   A Producer shall pay for new or additional line capacity if necessary for the Company to receive the Producer's power.

     2.   The costs of any line reinforcement and/or addition undertaken at the option of the Company to serve additional future customers or
          Producers shall be borne by the Company.

     3.   The applicable Company tariff provisions shall be applied to a
          Producer who says for interconnection reinforcement and/or additions that later accommodate a second producer as those provisions which would be applied to a comparable Company's customer.

     4.   The Producer shall be responsible for the costs of only those future system alteration which are necessary to maintain the California
          Public Utilities Commission's adopted interconnection standards for the Producer's particular interconnection facilities. The relevant interconnection standards shall be those in affect at the time the contract is signed. Should such alterations not be directly required by, or beneficial to the Producer, the Producer shall be treated like any other customer on the Company's system.

G.   Metering.

     1.   If the producer desires to sell electric power to the Company, the
          Company shall provide, own and maintain at the Producer's expense all necessary meters and associated equipment to be utilized for the measurement of energy and capacity for determining the Company's payment to the Producer pursuant to an applicable agreement.

     2.   For purposes of monitoring generator operation and determination of standby charges, the Company shall have the right to install generation motoring at the Producer's expense. Where the Producer's generation is 10 kV or greater, telemetering equipment may also be required at the Producer's expense.

     3.   The Producer shall provide, at no expense to the Company, a suitable location for all meters and associated equipment in accordance with
          Rule No. 16.

     4.   Where necessary the Company and the Producer shall agree on an appropriate ___________________ method for transformer losses as specified in the agreement.

     5.   The Company shall install a patchat device so as to prevent reverse operation on the meter(s) recording power provided by the Company, and where appropriate in each of the following cases, on (i) the meter(s)
          recording reactive demand imposed on the Company's electric system, and (ii) the meter(s) recording power purchased by the Company.

     6.   Provision for meter tests and adjustments of bills or payments to the
          Producer for meter error shall be consistent with Rule No. 17.

--------------------------------------------------------------------------------
(To be inserted by __)          issued by        (To be inserted by Cal. P.U.C.)

Advice Letter No. _26-E     Michael R. Peevey     Date Filed March 24, 19_9
                                  Name            Effective May 3, 19_9
Decision No.            Executive Vice President  Resolution No. _______________
                                  Title
RULE 21

                             SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

                                   APPENDIX B

                        FORECAST OF ANNUAL AS-AVAILABLE

                           CAPACITY PAYMENT SCHEDULE

Document No. 2433H

                             SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

                       SOUTHERN CALIFORNIA EDISON COMPANY
                            LONG-TERM STANDARD OFFER
                           CAPACITY PAYMENT SCHEDULE -
                   FORECAST OF ANNUAL AS-AVAILABLE CAPACITY(1)

Line                                             As-Available Capacity(2)
 No.                    Year                          ($/kW-year)
----------------------------------------------------------------------------
  1                     1985                            81

  2                     1986                            87

  3                     1987                            94

  4                     1988                           101

  5                     1989                           109

  6                     1990                           117

  7                     1991                           126

  8                     1992                           148

  9                     1993                           158

  10                    1994                           169

  11                    1995                           180

  12                    1996                           194

  13                    1997                           206

  14                    1998                           221

  15                    1999                           235

----------------------
(1)  This forecast to be used in conjunction with Capacity
        Payment Option A.

(2)  The annual as-available capacity ($/kW-yr) will be
        converted to a seasonal time-of-delivery ((cent)/kWh) value that is consistent with as-available time-of-delivery
        rates current authorized by the Commission for Avoided
        As-Available Capacity.

Document No. 2433H                    B-1

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

                       SOUTHERN CALIFORNIA EDISON COMPANY
                            LONG-TERM STANDARD OFFER
                           CAPACITY PAYMENT SCHEDULE
                   FORECAST OF ANNUAL AS-AVAILABLE CAPACITY(1)

                           SEASONAL TIME OF DELIVERY

Line                                             As-Available Capacity(2)
 No.      Year      Season        Period                ((cent)/kWh)
----------------------------------------------------------------------------
  1       1985     Summer         On-Peak               10.08

  2                               Mid-Peak               0.11

  3                               Off-Peak               0.05

  4                Winter         On-Peak                2.41

  5                               Mid-Peak               0.54

  6                               Off-Peak               0.06

----------------------
(1)  This forecast to be used in conjunction with Capacity
        Payment Option A.

(2)  In subsequent years, the annual as-available capacity
        ($/kW-yr) will be converted to a seasonal time-of-delivery
        ((cent)/kWh) value that is consistent with as-available time-of-
        delivery rates currently authorized by the Commission for
        Avoided As-Available Capacity.

Document No. 2433H                    B-2

                             SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

                                   APPENDIX C

                   FORECAST OF ANNUAL MARGINAL COST OF ENERGY

Document No. 2433H

                             SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

                       SOUTHERN CALIFORNIA EDISON COMPANY
                            LONG-TERM STANDARD OFFER
                           ENERGY PAYMENT SCHEDULE -
                  FORECAST OF ANNUAL MARGINAL COST OF ENERGY(1)

                                                           Annual Marginal
Line                                                      Cost of Energy (2)
 No.                        Year                             ((cent)/kWh)
----                        ----                          -----------------

 1                          1985                                5.7
 2                          1986                                6.0
 3                          1987                                6.4
 4                          1988                                6.9
 5                          1989                                7.6
 6                          1990                                8.1
 7                          1991                                8.6
 8                          1992                                9.3
 9                          1993                               10.1
10                          1994                               10.9
11                          1995                               11.8
12                          1996                               12.6
13                          1997                               13.6
14                          1998                               14.6
15                          1999                               15.6

(1)  This forecast to be used in conjunction with Energy Payment Option 1.

(2)  The annual energy payments in the table will be converted to seasonal time-of delivery energy payment rates that are consistent with the time-of-delivery rates currently authorized by the Commission for Avoided
     Energy Cost Payments.

Document No. 2433H

                                      C-1

                             SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

                       SOUTHERN CALIFORNIA EDISON COMPANY
                            LONG-TERM STANDARD OFFER
                           ENERGY PAYMENT SCHEDULE -
                  FORECAST OF ANNUAL MARGINAL COST OF ENERGY(1)
                           SEASONAL TIME OF DELIVERY

                                                              Annual Marginal
Line                                                          Cost of Energy(2)
No.            Year           Season            Period          ((cent)/kWh)
----           ----           ------            -------       --------------

 1             1985           Summer            On-Peak             7.8
 2                                              Mid-Peak            6.0
 3                                              Off-Peak            5.2

 4                            Winter            On-Peak             7.4
 5                                              Mid-Peak            6.0
 6                                              Off-Peak            5.2

 7                            Annual                                5.7

(1)  This forecast to be used in conjunction with Energy Payment Option 1.

(2)  In subsequent years, the annual energy payments in the table will be converted to seasonal time-of-delivery energy payment rates that are consistent with the time-of-delivery rates currently authorized by the
     Commission for Avoided Energy Cost of Payments.

Document No. 2433H

                                      C-2

                             SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

                                   APPENDIX D

                                  RULE NO. 21
                    COGENERATION AND SMALL POWER PRODUCTION
                           INTERCONNECTION STANDARDS
                                      AND
                               SCHEDULE NO. TOU-8
                             GENERAL SERVICE-LARGE

Document No. 2433H

SOUTHERN CALIFORNIA EDISON COMPANY
    2244 Walnut Grove Avenue               Revised Cal. P.U.C. Sheet No. 7816-E
   Rosemead, California 91770   Cancelling Revised Cal. P.U.C. Sheet No. 6047-E

                                  Rule No. 21

                     COGENERATION AND SMALL POWER PRODUCTION
                           INTERCONNECTION STANDARDS

A.  General. This rule sets forth requirements and conditions for interconnected non Company-owned generation where such generation may be connected for (1)
    parallel operation with the service of the Company or (2) isolated operation with standby or breakdown service provided by the Company. For purposes of this rule, the interconnecting entity shall be designated the Producer.

B.  Conditions.

    1.  An agreement executed by the Company and the Producer shall be required for interconnected service. Terms for the purchase of power by the
        Company if applicable, shall be included therein.

    2.  Interconnection with the Company's system may not be made until and unless the Company has determined that the interconnection complies with the design and operating requirements set forth herein.

    3.  Where interconnection protective equipment is owned, operated and maintained by the Producer, the Producer shall be responsible for damages to the Company or to others arising out of the misoperation or malfunction of the Producer-owned equipment.

    4.  The Producer is solely responsible for providing adequate protection for the Producer's facilities interconnected with the Company's system.

C.  Design and Operating Requirements. Each generation facility which is or can be connected to the Company's electric system shall be designed and operated so as to prevent or protect against the following adverse conditions on the
    Company's system. These conditions can cause electric service degradation, equipment damage, or harm to persons:

    1.  Inadvertent and unwanted re-energization of a utility dead line or bus.

    2.  Interconnection while out of synchronization.

    3.  Overcurrent.

    4.  Utility system load imbalance.

    5.  Ground faults.

    6.  Generated alternating current frequency outside permitted safe limits.

    7.  Voltage generated outside permitted limits.

    8.  Poor power factor.

    9.  Harmful wave forms.

    The necessary protective equipment (relays, switchgear, transformers, etc.)
    can be provided by the Producer or by the Company.

    Explanatory information, operating rules and guidelines for meeting the above requirements for small (below 100 kW), medium (100-1000 kW), and large
    (above 1000 kW) facilities are contained in the Company's guidelines for cogenerators and small power producers. Copies of said guidelines are available from the Company.

D.  Interconnection Facilities.

    1.  Interconnection facilities include all required means, and apparatus installed, to interconnect the Producer's generation with the Company's system. Where the Producer desires to sell power to the Company, interconnection facilities include also all required means, and apparatus installed, to enable the Company to receive power deliveries from the Producer. Interconnection facilities may include, but are not limited to:

                                  (Continued)

                                    Issued by
Advice Letter No.  640-E        Michael R. Peever   Date Filed January 13, 1984
                 ------------  -------------------             -----------------
                                       Name         Effective  February 12, 1984
                                                               -----------------
Decision No.   83-10-093           Vice President   Resolution No.
            -----------------  -------------------                --------------
                                       Title

SOUTHERN CALIFORNIA EDISON COMPANY
    2244 Walnut Grove Avenue               Revised Cal. P.U.C. Sheet No. 7817-E
   Rosemead, California 91770   Cancelling Revised Cal. P.U.C. Sheet No. 7209-E

                                 Rule No. 21

                     COGENERATION AND SMALL POWER PRODUCTION
                            INTERCONNECTION STANDARDS

                                  (Continued)

D.  Interconnection Facilities. (Continued)

        a.  Connection, transformation, switching, communications, control, protective and safety equipment; and

        b.  Any necessary reinforcements and additions to the Company's system by the Company.

    2.  Where interconnection facilities are to be installed for the Producer's use as added facilities, the Producer shall advance to the Company the installed cost of the added facilities. At the Producer's option, and share such Producer's generation is a qualifying facility and the
        Producer has established credit worthiness to the Company's satisfaction, the Company shall finance those added facilities it deems to be removable and reusable equipment. Such equipment shall include, but not be limited to, transformation, disconnection, and metering equipment. Added facilities provided under either of the foregoing arrangements are subject to the monthly charge as set forth in Section M of the Company's Rule No. 2. Description of Service, on file with and authorized by the Commission.

    3.  When a Producer wishes to reserve facilities paid for by the Producer, but idled by an energy sale conversion, the Company shall impose a special facilities charge reimbursing the Company for costs related to its operation and maintenance of the facility. When a Producer no longer needs facilities for which it has paid, the Producer shall, at a minimum, receive from the Company credit for the net salvage value of the facilities dedicated to Company use. If the Company is able to make use of these facilities to serve other customers, the Producer shall receive the fair market value of the facilities determined as of the date the Producer either decides no longer to use the facilities or fails to pay the required maintenance fee.

    4.  The Producer shall be responsible for the costs of exploring the feasibility of a project or its interconnection with the Company system, including reasonable advance charges imposed by the Company for feasibility studies.

    5.  An interconnection line study for any Producer shall take no more than one year to complete.

    6.  The Producer shall be responsible for costs of telemetering and safety checks except to the extent what, under the Company's effective tariffs, a comparable customer would not be similarly charged.

    7.  The Company shall, upon request, give the Producer a binding estimate for line extension and interconnection costs; however, such estimates shall be in effect for a period not to exceed one year from the date provided. A reasonable breakdown of cost estimates shall also be provided in a form sufficiently detailed and understandable by the
        Producer.

    8.  The Company shall have the right to inspect the Producer's interconnection facilities prior to the commencement of parallel operations and require modifications as necessary.

    9.  The site of interconnection facilities shall be accessible to Company personnel.

E.  Interconnection Reinforcement and/or Additions. The Company's effective tariffs governing interconnection costs and added or special facilities agreements shall be applied to line and system reinforcement and/or additions. In addition, the following shall apply:

    1.  A Producer shall pay for new or additional line capacity if necessary for the Company to receive the Producer's power.

    2.  The costs of any line reinforcement and/or addition undertaken at the option of the Company to serve additional future customers or Producers shall be borne by the Company.

                                  (Continued)

                                    Issued by
Advice Letter No.  640-E        Michael R. Peever   Date Filed January 13, 1984
                 ------------  -------------------             -----------------
                                       Name         Effective  February 12, 1984
                                                               -----------------
Decision No.   83-10-093           Vice President   Resolution No.
            -----------------  -------------------                --------------
                                       Title

SOUTHERN CALIFORNIA EDISON COMPANY
    2244 Walnut Grove Avenue               Revised Cal. P.U.C. Sheet No. 7818-E
   Rosemead, California 91770   Cancelling Revised Cal. P.U.C. Sheet No. 6049-E

                                 Rule No. 21

                     COGENERATION AND SMALL POWER PRODUCTION
                           INTERCONNECTION STANDARDS

                                  (Continued)

E.  Interconnection Reinforcement and/or Additions. (Continued)

    3.  For two or more Producers seeking to use an existing line, a first come, first served approach shall be used. This approach shall require that the first Producer to request an interconnection shall, pursuant to written agreement, have the right to use the existing line and shall incur no obligation for costs associated with future line capacity needed to accomodate other Producers or customers. The Company's
        Standard Offer and/or power purchase agreements for cogeneration and small power production facilities shall specify the date by which the
        Producer must begin construction. If that date passes and construction has not commenced, the Producer shall be given 30 days to correct the deficiency after receiving a reminder from the Company that the construction start-up date has passed. If construction has not commenced after the 30-day corrective period, the Company shall have the right to withdraw its commitment to the first Producer and offer the right to interconnect on the existing line to the next Producer in order. If two Producers establish the right of first-in-time simultaneously, the two Producers shall share the costs of any additional line capacity necessary to facilitate their cumulative capacity requirements. Costs shall be shared based on the relative proportion of capacity each producer will add to the line.

    4.  The applicable Company tariff provisions shall be applied to a Producer who pays for interconnection reinforcement and/or additions that later accomodate a second Producer as those provisions which would be applied to a comparable Company customer.

    5.  The Producer shall be responsible for the costs of only those future system alterations which are necessary to maintain the California Public
        Utilities Commission's adopted interconnection standards for the
        Producer's particular interconnection facilities. The relevant interconnection standards shall be those in effect at the time the contract is signed. Should such alterations not be directly required by, or beneficial to the Producer, the Producer shall be treated like any other customer on the Company's system.

F.  Metering.

    1.  If the Producer desires to sell electric power to the Company, the
        Company shall provide, own and maintain at the Producer's expense all necessary meters and associated equipment to be utilized for the measurement of energy and capacity for determining the Company's payment to the Producer pursuant to an applicable agreement.

    2.  For purposes of monitoring generator operation and determination of standby charges, the Company shall have the right to install generation metering at the Producer's expense. Where the Producer's generation is
        10 kW or greater, telemetering equipment may also be required at the
        Producer's expense.

    3.  The Producer shall provide at no expense to the Company, a suitable location for all meters and associated equipment in accordance with Rule
        No. 16.

    4.  Where necessary the Company and the Producer shall agree on an appropriate compensation method for transformer losses as specified in the agreement.

    5.  The Company shall install a ratchet device so as to prevent reverse operation on the meter(s) recording power provided by the Company, and where appropriate in each of the following cases on, (i) the meter(s)
        recording reactive demand imposed on the Company's electric system, and
        (ii) the meter(s) recording power purchased by the Company.

    6.  Provision for meter tests and adjustments of bills or payments to the
        Producer for meter error shall be consistent with Rule No. 17.

                                    Issued by
Advice Letter No.  640-E        Michael R. Peever   Date Filed January 13, 1984
                 ------------  -------------------             -----------------
                                       Name         Effective  February 12, 1984
                                                               -----------------
Decision No.   83-10-093           Vice President   Resolution No.
            -----------------  -------------------                -------------
                                       Title

SOUTHERN CALIFORNIA EDISON COMPANY
    2244 Walnut Grove Avenue               Revised Cal. P.U.C. Sheet No. 8187-E
   Rosemead, California 91770   Cancelling Revised Cal. P.U.C. Sheet No. 8107-E

                               Schedule No. TOU-6

                            GENERAL SERVICE - LARGE

APPLICABILITY

    Applicable to general service, including lighting and power.

    This schedule is mandatory for all customers whose monthly maximum demand exceeds 500 kW for any three months during the preceding 12 months. Any customer whose monthly maximum demand has fallen below 450 kW for 12 consecutive months may elect to take service on any other applicable schedule.

TERRITORY

    Within the entire territory served.

RATES

                                                                    Per Meter
                                                                    Per Month
                                                                    ---------

Customer Charge: .................................................    $560.00

Demand Charge (to be added to Customer Charge):

   All       kW of on-peak billing demand, per kW ................     $5.05
   Plus all kW of mid-peak billing demand, per kW ................      0.65
   Plus all kW of off-peak billing demand, per kW ................ No Charge

    (Subject to Minium Demand Charge. See Special Condition No. 6.)

Energy Charge (to be added to Demand Charge):

   All     on-peak kWh, per kWh ..................................   8.490(cent)
   Plus all  mid-peak kWh, per kWh ...............................   7.090(cent)
   Plus all off-peak kWh, per kWh ................................   5.829(cent)

    The above rates are subject to the Steel Surcharge Adjustment as set forth in Special Condition No. 13.

    For service on Santa Catalina island, the above rates are subject to the
    Catalina Energy Cost Balance Adjustment, as set forth in Special Condition
    No. 14.

Charges for energy are calculated for customer billing using the components shown below.

                                  (Continued)
                                   Issued by

Advice Letter No.  669-E      Michael R. Peever   Date Filed  December 31, 1984
                           ---------------------             ------------------
Decision No.   84-10-060         Name             Effective   January 1, 1985
               84-12-063                                     ------------------
               84-12-068      Vice President      Resolution No.
                           ---------------------                ---------------
                                  Title

SOUTHERN CALIFORNIA EDISON COMPANY
    2244 Walnut Grove Avenue               Revised Cal. P.U.C. Sheet No. 8188-E
   Rosemead, California 91770   Cancelling Revised Cal. P.U.C. Sheet No. 8108-E

                               Schedule No. TOU-6

                            GENERAL SERVICE - LARGE

                                  (Continued)

ENERGY CHARGE COMPONENTS

                                                                                      Per kWh
                                                                          --------------------------------------------
                                                                          On-Peak          Mid-Peak        Off-Peak
                                                                          -------          --------        --------

    Base Rate:

       All kWh .........................................................  2.356(cent)     2.356(cent)      2.356(cent)

    Adjustment Rates:

       Energy Cost Adjustment Billing factor ............................ 4.590(cent)     3.190(cent)      2.020(cent)
       Annual Energy Rate ............................................... 0.351(cent)     0.351(cent)      0.351(cent)
       Conservation Load Management Adjustment Billing Factor ........... 0.094(cent)     0.094(cent)      0.094(cent)
       Electric Revenue Adjustment Billing Factor .......................-0.183(cent)    -0.183(cent)     -0.183(cent)
       Major Additions Adjustment Billing Factor ........................ 1.270(cent)     1.270(cent)      1.270(cent)
       Annual Major Additions Rate ...................................... 0.000(cent)     0.000(cent)      0.000(cent)
       PUC Reimbursement Fee ............................................ 0.012(cent)     0.012(cent)      0.012(cent)
                                                                          ----------      ----------       ----------
       Total Adjustment Rates ........................................... 6.134(cent)     4.734(cent)      3.564(cent)

    The PUC Reimbursement Fee is described in Schedule No. RF-E. The Adjustment Rates are described in Parts
    C, I, J, and L of the Preliminary Statement.

SPECIAL CONDITIONS

    1.  Time periods are defined as follows:

             On-Peak:  1:00 p.m. to 7:00 p.m. summer weekdays except holidays
                       5:00 p.m. to 10:00 p.m. winter weekdays except holidays

             Mid-Peak: 9:00 a.m. to 1:00 p.m. and 7:00 p.m. to 11:00 p.m.
                         summer weekdays except holidays
                       8:00 a.m. to 5:00 p.m. winter weekdays except holidays

             Off-Peak: All other hours.

                       Off-peak holidays are New Year's Day, Washington's
                       Birthday, Memorial Day, Independence Day, Labor Day,
                       Veterans Day, Thanksgiving Day, and Christmas.

             When any holiday listed above falls on Sunday, the following Monday will be recognized as an off-peak period. No change in off-peak will be made for holidays falling on Saturday.

             The summer season shall commence at 12:01 a.m. on the first Sunday in June and continue until 12:01 a.m. of the first Sunday in
             October of each year. The winter season shall commence at 12:01
             a.m. on the first Sunday in October of each year and continue until
             12:01 a.m. of the first Sunday in June of the following year.

    2.  Voltage: Service will be supplied at one standard voltage.

                                  (Continued)

                                  Issued by
Advice Letter No.  669-E      Michael R. Peever   Date Filed:  December 31, 1984
                 ----------  -------------------              ------------------
Decision No.   84-10-060             Name         Effective:   January 1, 1985
               84-12-063                                      ------------------
               84-12-068        Vice President    Resolution No.
                             -------------------                ----------------
                                     Title

SOUTHERN CALIFORNIA EDISON COMPANY
    2244 Walnut Grove Avenue               Revised Cal. P.U.C. Sheet No. 8189-E
   Rosemead, California 91770   Cancelling Revised Cal. P.U.C. Sheet No. 7119-E

                               Schedule No. TOU-6

                            GENERAL SERVICE - LARGE

                                  (Continued)

SPECIAL CONDITIONS (Continued)

    3.  Maximum Demand: Maximum demands shall be established for the on-peak, mid-peak, and off-peak periods. The maximum demand for each period shall be the measured maximum average kilowett input indicated or recorded by instruments to be supplied by the Company, during any 15-minute metered interval, but (except for new customers or existing customers electing
        Contract Demand as defined in these Special Conditions) not less than the diversified resistance welder load computed in accordance with the section designated Welder Service in Rule No. 2. Where the demand is intermittent or subject to violent fluctuations, a 5-minute interval may be used.

    4.  Billing Demand: Separate billing demands for the on-peak, mid-peak, and off-peak time periods shall be established for each monthly billing period. The billing demand for each time period shall be the maximum demand for that time period occurring during the respective monthly billing period. The billing demand shall be determined to the nearest
        kW.

    5.  Contract Demand: A contract demand will be established by the Company, based on applicant's demand requirements for any customer newly requesting service on this schedule and for any customer of record on this schedule who requests an increase or decrease in transformer capacity in accordance with Rule No. 12 D. A contract demand arrangement is available upon request for all customers of record on this schedule.
        The contract demand will be used only for purposes of establishing the minimum demand charge for facilities required to provide service under the rate and will not be otherwise used for billing purposes. Contract demand is based upon the nominal kilovolt-ampere rating of the Company's serving transformer(s) or the standard transformer size determined by the Company as required to serve the customer's stated measurable kilowatt demand, whichever is less and is expressed in kilowatts.

    6.  Minimum Demand Charge: Where a contract demand is established, the monthly minimum demand charge shall be $1.00 per kilowatt of contract demand.

    7.  Excess Transformer Capacity: The transformer capacity in excess of a customer's contract demand which is either required by the Company because of the nature of the customer's load or requested by the customer. Excess transformer capacity shall be billed at $1.00 per kVA per month.

    8.  Voltage Discount: The charges before adjustments will be reduced by 6%
        for service delivered and metered at voltages of from 2 kV through 50 kV and by 15% for service delivered and metered at voltages over 50 kV.

                                  (Continued)

                                    Issued by
Advice Letter No.  669-E        Michael R. Peever   Date Filed January 31, 1984
                 ------------  -------------------             -----------------
                                       Name         Effective  February 12, 1985
                                                               -----------------
Decision No.   84-12-065           Vice President   Resolution No.
            -----------------  -------------------                --------------
                                       Title

SOUTHERN CALIFORNIA EDISON COMPANY
    2244 Walnut Grove Avenue              Revised Cal. P.U.C. Sheet No. 7120-E
   Rosemead, California 91770             Revised                       5755-E &
                              Cancelling  Revised Cal. P.U.C. Sheet No. 5862-E

                               Schedule No. TOU-E

                            GENERAL SERVICE - LARGE

                                  (Continued)

SPECIAL CONDITIONS (Continued)

    9.  Power Factor Adjustment:

        a.  Service Deliverd and Metered at 4 kV or Greater:
            The charges will be adjusted each month for reactive demand. The charges will be increased by 20 cents per kilovar of maximum reactive demand imposed on the Company in excess of 20% of the maximum number of kilowatts.

            The maximum reactive demand shall be the highest measured maximum average kilovar demand indicated or recorded by metering to be supplied by the Company during any 15-minute metered interval in the month. The kilovars shall be determined to the nearest unit. A device will be installed on each kilovar meter to prevent reverse operation of the meter.

        b.  Service Delivered and Metered at Less than 4 kV:
            The charges will be adjusted each month for the power factor as follows:
            The charges will be decreased by 20 cents per kilowatt of measured maximum demand and will be increased by 20 cents per kilovar of reactive demand. However, in no case shall the kilovars used for the adjustment be less than one-fifth the number of kilowatts.

            The kilovars of reactive demand shall be calculated by multiplying the kilowatts of measured maximum demand by the ratio of the kilovar-hours to the kilowatthours. Demands in kilowatts and kilovars shall be determined to the nearest unit. A ratchet device will be installed on the kilovar-hour meter to prevent its reverse operation on leading power factors.

    10. Temporary Discontinuance of Service: Where the use of energy is seasonal or intermittent, no adjustments will be made for a temporary discontinuance of service. Any customer prior to resuming service within twelve months after such service was discontinued will be required to pay all charges which would have been billed if service had not been discontinued.

                                  (Continued)

                                 Issued by
Advice Letter No.  604-E    Edward A. Myers, Jr.   Date Filed: December 30, 1982
                 --------- ---------------------- ------------------------------
                                  Name

Decision No.   82-12-055       Vice President     Effective: January 1, 1983
               82-12-115   ----------------------             ------------------
               ---------          Title           Resolution No:
                                                                ----------------

SOUTHERN CALIFORNIA EDISON COMPANY
    2244 Walnut Grove Avenue               Revised Cal. P.U.C. Sheet No. 8190-E
   Rosemead, California 91770   Cancelling Revised Cal. P.U.C. Sheet No. 7643-E

                               Schedule No. TOU-E

                            GENERAL SERVICE - LARGE

                                  (Continued)

SPECIAL CONDITIONS (Continued)

    11. Supplemental Visual Demand Meter: Subject to availability, and upon written application by the customer, the Company will, within 180 days, supply and install a Company-owned supplemental visual demand meter. The customer shall provide the required space and associated wiring beyond the point of interconnection for such installation. Said supplemental visual demand meter shall be in parallel with the standard billing meter delineated in Special Condition 3 above. The readings measured or recorded by the supplemental visual demand meter are for customer information purposes only and shall not be used for billing purposes in lieu of meter readings established by the standard billing meter. If a meter having visual display capability is installed by Edison as the standard billing meter, no additional metering will be installed pursuant to this Special Condition.

        One of the following types of supplemental visual demand meters will be provided in accordance with provisions above at no additional cost to the customer: Dial Wattmeter, Recording Wattmeter, or Paper-Tape
        Printing Demand Meter.

        If the customer desires a supplemental visual demand meter having features not available in any of the above listed meters, such as an electronic microprocessor-based meter, the Company will provide such a supplemental visual demand meter subject to a monthly charge, if the meter and its associated equipment have been approved for use by the
        Company. Upon receipt from the customer of a written application the
        Company will design the installation and will thereafter supply, install, and maintain the supplemental visual demand meter subject to all conditions stated in the first and last paragraph of this Special
        Condition. For purposes of computing the monthly charge, any such supplemental visual demand meter and associated equipment shall be treated as Added Facilities in accordance with Rule No. 2, Paragraph H,
        Section 1 and 2 of the tariff rules. Added investment for computing the monthly charge shall be reduced by the Company's estimated total installed cost at the customer location of the Paper Tape Printing
        Demand Meter offered otherwise herein at no additional cost.

        The Company shall have sole access for purposes of maintenance and repair to any supplemental visual demand meter installed pursuant to this Special Condition and shall provide all required maintenance and repair. Periodic routine maintenance shall be provided at no additional cost to the customer. Such routine maintenance includes changing charts, inking pens, making periodic adjustments, lubricating moving parts and making minor repairs. Non-routine maintenance and major repairs or replacement shall be performed on an actual cost basis with the customer reimbursing the Company for such cost.

    12. Contracts: An initial three-year facilities contract may be required where applicant requires new or added serving capacity exceeding 2,000
        kVA.

    13. Steel Surcharge Adjustment: The rates above are subject to adjustment as provided in Part K of the Preliminary Statement, at a billing factor of
        0.026(cent) per kWh.

    14. Catalina Energy Cost Balance Adjustment: For service on Santa Catalina
        Island, the rates above are subject to adjustment as provided in Part C of the Preliminary Statement, at a billing factor of 2.593(cent) per
        kWh.

                                    Issued by
Advice Letter No.  669-E        Michael R. Peever   Date Filed December 31, 1984
                 ------------  -------------------             -----------------
                                       Name         Effective  January 1, 1995
                                                               -----------------
Decision No.   84-12-063           Vice President   Resolution No.
            -----------------  -------------------                --------------
                                       Title